                                  EXHIBIT 2
                                  ---------


                        AGREEMENT AND PLAN OF MERGER

                                   BETWEEN

                         SOUTHSIDE BANCSHARES CORP.,
                           A MISSOURI CORPORATION,

                                     AND


                          ALLEGIANT BANCORP, INC.,
                           A MISSOURI CORPORATION

                          -------------------------









                               APRIL 30, 2001






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
                                                           TABLE OF CONTENTS

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ARTICLE I     THE MERGER......................................................................................2
     1.01     The Merger......................................................................................2
     1.02     Closing.........................................................................................2
     1.03     Effective Time..................................................................................2
     1.04     Additional Actions..............................................................................2
     1.05     Articles of Incorporation and By-Laws...........................................................2
     1.06     Board of Directors and Officers; Executive Offices..............................................3
     1.07     Conversion of Securities........................................................................3
     1.08     Conversion Election Procedures..................................................................4
     1.09     Exchange Procedures.............................................................................9
     1.10     No Fractional Shares...........................................................................11
     1.11     Dissenting Shares..............................................................................12
     1.12     Closing of Stock Transfer Books................................................................12
     1.13     Anti-Dilution..................................................................................13
     1.14     Tax Consequences...............................................................................13
     1.15     Material Adverse Effect........................................................................13
     1.16     Knowledge......................................................................................13
     1.17     Disclosure Schedules; Standard.................................................................14

ARTICLE II    REPRESENTATIONS AND WARRANTIES OF SOUTHSIDE....................................................15
     2.01     Organization and Authority.....................................................................15
     2.02     Subsidiaries...................................................................................15
     2.03     Capitalization.................................................................................16
     2.04     Authorization..................................................................................16
     2.05     Southside Financial Statements.................................................................17
     2.06     Southside Reports..............................................................................18
     2.07     Title to and Condition of Assets...............................................................18
     2.08     Real Property..................................................................................19
     2.09     Taxes..........................................................................................21
     2.10     Material Adverse Effect........................................................................21
     2.11     Loans, Commitments and Contracts...............................................................21
     2.12     Absence of Defaults............................................................................24
     2.13     Litigation and Other Proceedings...............................................................24
     2.14     Directors' and Officers' Insurance.............................................................24
     2.15     Compliance with Laws...........................................................................24
     2.16     Labor..........................................................................................26
     2.17     Material Interests of Certain Persons..........................................................26
     2.18     Allowance for Loan and Lease Losses; Non-Performing Assets; Financial Assets...................26
     2.19     Employee Benefits Plans........................................................................28
     2.20     Conduct of Southside Since December 31, 2000...................................................29



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     2.21     Absence of Undisclosed Liabilities.............................................................30
     2.22     Joint Proxy Statement/Prospectus...............................................................30
     2.23     Registration Obligations.......................................................................30
     2.24     Tax and Regulatory Matters.....................................................................31
     2.25     Brokers and Finders............................................................................31
     2.26     Interest Rate Risk Management Instruments......................................................31

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF ALLEGIANT....................................................31
     3.01     Organization and Authority.....................................................................31
     3.02     Subsidiaries...................................................................................32
     3.03     Capitalization of Allegiant....................................................................32
     3.04     Authorization..................................................................................32
     3.05     Allegiant Financial Statements.................................................................34
     3.06     Allegiant Reports..............................................................................34
     3.07     Environmental Matters..........................................................................34
     3.08     Taxes..........................................................................................34
     3.09     Loans, Commitments and Contracts...............................................................35
     3.10     Absence of Defaults............................................................................38
     3.11     Litigation and Other Proceedings...............................................................38
     3.12     Compliance with Laws...........................................................................38
     3.13     Allowance for Loan and Lease Losses; Non-Performing Assets; Financial Assets...................40
     3.14     Absence of Undisclosed Liabilities.............................................................41
     3.15     Material Adverse Effect........................................................................41
     3.16     Joint Proxy Statement/Prospectus...............................................................41
     3.17     Tax and Regulatory Matters.....................................................................41
     3.18     Brokers and Finders............................................................................42
     3.19     No Negotiations................................................................................42
     3.20     Change of Control Payments.....................................................................42

ARTICLE IV    CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME................................................42
     4.01     Conduct of Businesses Prior to the Effective Time..............................................42
     4.02     Forbearances of Southside......................................................................43
     4.03     Acquisition Proposals; Board Recommendation....................................................45
     4.04     Forbearances of Allegiant......................................................................47

ARTICLE V     ADDITIONAL AGREEMENTS..........................................................................47
     5.01     Access and Information; Due Diligence..........................................................47
     5.02     Regulatory Matters.............................................................................48
     5.03     Shareholder Approval...........................................................................48
     5.04     Current Information............................................................................49
     5.05     Conforming Entries.............................................................................49
     5.06     Agreements of Affiliates.......................................................................50
     5.07     Expenses.......................................................................................50
     5.08     Miscellaneous Agreements and Consents..........................................................51
     5.09     Employee Agreements and Benefits...............................................................51



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     5.10     Press Releases.................................................................................53
     5.11     State Takeover Statutes........................................................................53
     5.12     Directors' and Officers' Indemnification and Insurance.........................................53
     5.13     Tax Matters....................................................................................54
     5.14     Employee Stock Options.........................................................................54
     5.15     Exemption from Liability under Section 16(b):  Allegiant Insiders..............................55
     5.16     Exemption from Liability under Section 16(b):  Southside Insiders..............................56
     5.17     No Negotiations................................................................................56

ARTICLE VI    CONDITIONS.....................................................................................56
     6.01     Conditions to Each Party's Obligation To Effect the Merger.....................................56
     6.02     Conditions to Obligations of Southside.........................................................57
     6.03     Conditions to Obligations of Allegiant.........................................................58

ARTICLE VII   TERMINATION, AMENDMENT AND WAIVER..............................................................59
     7.01     Termination....................................................................................59
     7.02     Effect of Termination..........................................................................61
     7.03     Amendment......................................................................................62
     7.04     Waiver.........................................................................................62

ARTICLE VIII  GENERAL PROVISIONS.............................................................................62
     8.01     Non-Survival of Representations, Warranties and Agreements.....................................62
     8.02     Indemnification................................................................................63
     8.03     No Assignment; Successors and Assigns..........................................................65
     8.04     Severability...................................................................................66
     8.05     No Implied Waiver..............................................................................66
     8.06     Headings.......................................................................................66
     8.07     Entire Agreement...............................................................................66
     8.08     Counterparts...................................................................................66
     8.09     Notices........................................................................................66
     8.10     Governing Law..................................................................................67

APPENDIX I - Defined Terms

LIST OF EXHIBITS

Exhibits A-1 and A-2 - Voting Agreements
Exhibit B - Agreement of Affiliates
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                                   - iii -

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                        AGREEMENT AND PLAN OF MERGER
                        ----------------------------


         This AGREEMENT AND PLAN OF MERGER (this "Agreement"), is made and entered into as of April 30, 2001 by and between SOUTHSIDE BANCSHARES CORP., a Missouri corporation ("Southside"), and ALLEGIANT BANCORP, INC., a
Missouri corporation ("Allegiant").

         WHEREAS, each of Southside and Allegiant is registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the
"BHCA"); and

         WHEREAS, the respective Boards of Directors of Southside and Allegiant have approved the merger of Allegiant with and into Southside (the
"Merger") pursuant to the terms and subject to the conditions contained in this Agreement; and

         WHEREAS, as an inducement to Allegiant to enter into this
Agreement, concurrently with the execution hereof, each director and/or executive officer of Southside in his or her capacity as a shareholder of
Southside has entered into a Voting Agreement with Allegiant substantially in the form attached hereto as Exhibit A-1 (each a "Southside Voting
                               -----------
Agreement" and, together, the "Southside Voting Agreements"), pursuant to which, among other things, each such shareholder has agreed to vote in favor of this Agreement, the Merger and the transactions contemplated hereby and thereby; and

         WHEREAS, as an inducement to Southside to enter into this
Agreement, concurrently with the execution hereof, each director and/or executive officer of Allegiant in his or her capacity as a shareholder of
Allegiant, has entered into a Voting Agreement with Southside substantially in the form attached hereto as Exhibit A-2 (each a "Allegiant Voting
                               -----------
Agreement;" and, together, the "Allegiant Voting Agreements" and, together with the Southside Voting Agreements, the "Voting Agreements"), pursuant to which, among other things, each such shareholder has agreed to vote in favor of this Agreement, the Merger and the transactions contemplated hereby; and

         WHEREAS, all terms defined herein are set forth on Appendix I hereto;
                                                            ----------
and

         WHEREAS, the parties desire to provide certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement.

         NOW THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties agree as follows:




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                                  ARTICLE I
                                  ---------
                                 THE MERGER
                                 ----------

         1.01     The Merger. Subject to the terms and conditions of this
                  ----------
Agreement, Allegiant shall be merged with and into Southside in accordance with Chapter 351 of the Missouri Revised Statutes (the "Missouri Statute"),
and the separate corporate existence of Allegiant shall cease. Southside shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Missouri.

         1.02     Closing. The closing (the "Closing") of the Merger, unless
                  -------
the parties hereto shall otherwise mutually agree, shall take place at the offices of Thompson Coburn LLP in St. Louis, Missouri, at 10:00 a.m., local time, on the date that the Effective Time occurs (the "Closing Date").

         1.03     Effective Time. The Merger shall become effective (the
                  --------------
"Effective Time") upon the filing of Articles of Merger with the Office of the Secretary of State of the State of Missouri. Unless otherwise mutually agreed in writing by Allegiant and Southside, subject to the terms and conditions of this Agreement, the Effective Time shall occur on such date as
Allegiant shall notify Southside in writing (such notice to be at least five
(5) business days in advance of the Effective Time) but (A) not earlier than the satisfaction or waiver of all conditions set forth in Article VI (the
"Approval Date") and (B) not later than the last business day of the calendar month during which the Approval Date occurs; provided, however, that Allegiant may postpone the Effective Time to the earliest time which will result in shareholders of Southside receiving a quarterly dividend only from Southside or only from Surviving Corporation (in the case of those shareholders of Southside who receive Surviving Corporation Common Stock in the Merger), but not from both, for the calendar quarter in which the
Effective Time occurs. On the Closing Date, Southside and Allegiant will cause the Merger to be consummated by delivering to the Secretary of State of the State of Missouri, for filing, Articles of Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the Missouri Statute.

         1.04     Additional Actions. If, at any time after the Effective
                  ------------------
Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Allegiant, or (b)
otherwise carry out the purposes of this Agreement, Allegiant shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments or assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving
Corporation and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are authorized in the name of Allegiant or otherwise to take any and all such action.

         1.05     Articles of Incorporation and By-Laws. Subject to the
                  -------------------------------------
terms and conditions of this Agreement, the Articles of Incorporation and
By-Laws of the Surviving Corporation shall be in



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the form to be mutually agreed upon by the parties hereto as promptly as practicable following the date hereof and in any event prior to the mailing of the Joint Proxy Statement/Prospectus; provided, that such Articles of Incorporation and By-Laws shall be substantially identical to the Articles of Incorporation and By-Laws of Allegiant, with such changes as approved by Allegiant; provided, further, that the Articles of Incorporation shall provide that the number of authorized shares of common stock shall be 30,000,000, par value $0.01 per share.

         1.06     Board of Directors and Officers; Executive Offices. At the
                  --------------------------------------------------
Effective Time, the directors and officers of Allegiant immediately prior to the Effective Time shall be the directors and officers, respectively, of the
Surviving Corporation following the Merger, and such directors and officers shall hold office in accordance with Surviving Corporation's By-Laws and applicable law. Effective as of the Effective Time, the two persons (a) who are directors of Southside as of the date hereof, (b) who, immediately after the Effective Time, hold the greatest number of shares of Surviving
Corporation Common Stock among all of the directors of Southside (which, for this purpose, shall include shares of Surviving Corporation Common Stock issuable upon the exercise of the Southside Employee Stock Options immediately after the Effective Time) and (c) who are approved by Allegiant, such approval not to be unreasonably withheld, shall be elected to serve on
Surviving Corporation's Board of Directors for terms expiring at Surviving
Corporation's annual meetings in 2003 and 2004, respectively. Southside may replace either or both of the nominees prior to the Effective Date, subject to Allegiant's consent, not to be unreasonably withheld. Immediately after the Effective Time, the locations of the headquarters and principal executive offices of the Surviving Corporation shall be those of Allegiant prior to the Effective Time.

         1.07     Conversion of Securities. At the Effective Time, by virtue
                  ------------------------
of the Merger and without any action on the part of Allegiant, Southside or the holder of any of the following securities:

                  (a) subject to Sections 1.08(f), 1.10, 1.11 and 1.13 hereof, each share of common stock, $1.00 par value, of Southside and the associated "Rights" under the Rights Agreement (the
         "Southside Rights Agreement"), dated as of May 27, 1993, as amended, by and between Mellon Investor Services LLC (as successor to Boatmen's Trust Company) as Rights Agent and Southside
         (collectively, the "Southside Common Stock") issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and become one of the following:

                           (i) the right to receive an amount in cash equal to $14.00 (the "Cash Distribution"); or

                           (ii) the right to receive 1.39 shares of common stock, $0.01 par value, of Surviving Corporation (the
                  "Surviving Corporation Common Stock") (the "Stock
                  Distribution"); or

                           (iii) the right to receive a combination of the Cash Distribution and Stock Distribution (the "Combined
                  Distribution");



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         as the holder thereof shall elect or be deemed to have elected pursuant to Section 1.08 of this Agreement (the aggregate of the
         Cash Distributions, Stock Distributions and the Combined
         Distributions, payable and/or issuable upon conversion of the
         Southside Common Stock pursuant to this Agreement at the Effective
         Time is referred to as the "Southside Merger Consideration");

                  (b) subject to Section 1.11, each share of the common stock, $0.01 par value, of Allegiant (the "Allegiant Common Stock") issued and outstanding immediately prior to the Effective Time, shall be converted into one share of the Surviving Corporation
         Common Stock (the shares of Surviving Corporation Common Stock issuable at the Effective Time pursuant to the conversion of the Allegiant Common Stock pursuant to this Agreement is referred to as the "Allegiant Merger Consideration" and, together with the Southside Merger Consideration, the "Merger Consideration"); and

                  (c) shares of Southside Common Stock or Allegiant Common
         Stock held by Southside or any of its wholly owned "Subsidiaries"
         (as defined in Rule 1-02 of Regulation S-X promulgated by the Securities and Exchange Commission (the "SEC")), or by Allegiant or any of its wholly owned Subsidiaries, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and shall not be exchanged at or after the Effective Time for the Merger Consideration. In addition, no
         Dissenting Shares shall be converted pursuant to this Section 1.07 but shall be treated in accordance with the procedures set forth in
         Section 1.11 of this Agreement.

         1.08     Conversion Election Procedures.
                  ------------------------------

                  (a) Concurrently with the mailing to the shareholders of Southside and Allegiant of the Joint Proxy Statement/Prospectus, including the prospectus contained in the Registration Statement on Form S-4 to be filed with the SEC by Southside for the purpose of registering the shares of Surviving Corporation Common Stock to be exchanged for Southside and Allegiant Common Stock pursuant to the provisions of this Agreement (the "Registration Statement"),
         Allegiant shall cause the Exchange Agent to mail to each holder of record of Southside Common Stock a form of election (an "Election
         Form") on which such holder shall make the election as provided for in Section 1.08(b) of this Agreement. Allegiant also shall cause an Election Form and other appropriate materials for the purpose of making the election provided for in Section 1.08(b) of this Agreement to be sent to each holder of Southside Common Stock who Southside advises Allegiant (pursuant to Section 1.12(b)) has become a holder of Southside Common Stock after the record date of the special meeting of shareholders of Southside called pursuant to
         Section 5.03(a). "Exchange Agent" shall mean UMB Bank, N.A. or such other bank or trust company or affiliate thereof selected by Allegiant and reasonably acceptable to Southside to effect the exchange of certificates formerly representing shares of Southside
         Common Stock (the "Certificates") for the Southside Merger
         Consideration.

                  (b) Each Election Form shall specify the amount of each type of Southside Merger Consideration elected by each holder of Southside Common Stock in the form of



                                    - 4 -

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         either the Cash Distribution, the Stock Distribution or the Combined
         Distribution and shall permit each such holder to propose to receive, as provided in Section 1.07 of this Agreement, (i) the Cash
         Distribution (in which case, such holder's shares of Southside
         Common Stock shall be deemed to be and shall be referred to herein as "Cash Election Shares"), (ii) the Stock Distribution (in which case, such holder's shares of Southside Common Stock shall be deemed to be and shall be referred to herein as "Stock Election Shares"), or (iii) the Combined Distribution (in which case, such holder's shares of Southside Common Stock shall be deemed to be and shall be referred to herein as "Combined Election Shares"). If a holder chooses a Combined Distribution, then the holder shall specify on the Election Form the percentage of the Combined Distribution requested to be received as a Cash Distribution and the percentage of the Combined Distribution to be received as a Stock Distribution.

                  (c) Any shares of Southside Common Stock with respect to which the holder thereof shall not, as of the Election Deadline, have made an election to receive either the Cash Distribution, the Stock Distribution or the Combined Distribution (such holder's shares being deemed to be and shall be referred to herein as "No
         Election Shares") by submitting to the Exchange Agent an effective, properly completed Election Form, shall be deemed to be Stock
         Election Shares, except as set forth in Section 1.08(f) of this Agreement. "Election Deadline" shall mean 5:00 P.M., local time, on the date of the special meeting of shareholders of Southside called to vote upon this Agreement, the Merger and the transactions contemplated thereby.

                  (d) For purposes of Section 1.08(f) of this Agreement, (i) any Southside Dissenting Shares shall be deemed to be Cash Election
         Shares; provided, however, that such Southside Dissenting Shares shall in all cases be payable in cash and shall not be subject to pro rata reduction, if required, of the Cash Distribution payable in conversion of the other Cash Election Shares as set forth in
         Section 1.08(f) of this Agreement, and (ii) Southside Common Stock that is issuable upon the exercise of any stock options granted by Southside (the "Southside Employee Stock Options") that are unexercised as of the Effective Time shall not be converted into cash or Surviving Corporation Common Stock in connection with the Merger, but shall instead be converted into stock options to acquire shares of Surviving Corporation Common Stock as described in Section 5.14 hereof. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit the exercise of Southside Employee Stock Options prior to the Effective Time in accordance with their terms (in which case the shares of Southside
         Common Stock issued upon such exercise shall be converted into cash or Surviving Corporation Common Stock as provided herein).

                  (e) Any election for purposes of Section 1.08(b) of this Agreement shall be effective only if the Exchange Agent shall have received the properly completed Election Form by the Election
         Deadline. Any Election Form may be revoked or changed by the person submitting such Election Form or any other person to whom the shares that are the subject of an Election Form are subsequently transferred. Such revocation or change shall be effected by written notice by such person to the Exchange Agent; provided such notice is received by the Exchange Agent at or prior to the Election
         Deadline. All


                                    - 5 -

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         Election Forms shall be deemed to be revoked if the Exchange Agent is notified in writing by either Allegiant or Southside that this
         Agreement has been terminated in accordance with its terms. The
         Exchange Agent shall have reasonable discretion to determine when any election, modification or revocation is received or whether any such election, modification or revocation is effective, consistent with the duty of the Exchange Agent to give effect to such elections, modifications or revocations to the maximum extent possible.

                  (f) As soon as practicable after the Election Deadline, Allegiant, after consulting with Southside, shall cause the Exchange Agent to allocate among the holders of Southside Common
         Stock the rights to receive the Cash Distribution, the Stock
         Distribution and/or the Combined Distribution, pursuant to the Merger after the Effective Time, under the circumstances set forth below (provided, if there is no reallocation of any form of Southside Merger Consideration resulting from the following, then the holder shall receive that form of Southside Merger
         Consideration designated in such holder's Election Form):

                           (i) If the number of shares of Surviving
                  Corporation Common Stock issuable in respect of the Stock
                  Election Shares and the Stock Distribution portion of the Combined Election Shares is less than the Stock Conversion
                  Number, then:

                                    (A) First, all of the Stock Election
                           Shares (including No Election Shares) and the portion of the Stock Distribution specified or deemed specified on the Election Forms by holders of Combination Election Shares shall be converted into the right to receive the number of shares of Surviving Corporation Common Stock elected pursuant to the applicable Election Forms; and

                                    (B) Second, the Exchange Agent shall
                           reallocate the portion of the Cash Distribution specified or deemed specified in the Election
                           Forms by holders of Combined Election Shares such that all of the holders of Combined Election
                           Shares will receive in the aggregate the lesser of (a) the total number of shares of Surviving
                           Corporation Common Stock into which all Combined
                           Election Shares are convertible, and (b) the number of shares of Surviving Corporation Common
                           Stock which will equal the number of shares by which the Stock Election Shares and Combined
                           Election Shares are less than the Stock
                           Conversion Number, to be allocated among each holder based upon the total amount of Cash
                           Distribution requested to be received by such holder of Combined Election Shares as compared with the total amount of Cash Distribution requested to be received by all such holders.
                           Such holders shall receive the balance of the Southside Merger Consideration, if any, to which each such holder is entitled to receive pursuant to the Merger in cash (determined by (x) dividing the total Stock Distribution to be received by such holder after giving effect to the reallocation described in this Section 1.08(f) by 1.39, (y) subtracting the result in (x) from the number of shares of Southside


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                           Common Stock owned by such holder at the Effective
                           Time, and (z) multiplying the difference
                           determined in (y) by $14.00 per share); and

                                    (C) Third, if any portion of the Stock
                           Distribution remains unallocated pursuant to clauses (A) and (B), the Exchange Agent shall reallocate the portion of the Southside Merger
                           Consideration payable to each holder of Cash
                           Election Shares (other than Dissenting Shares)
                           (based upon the number of Cash Election Shares
                           (other than Dissenting Shares) owned by such holder as compared with the total number of Cash
                           Election Shares (other than Dissenting Shares) owned by all such holders), such that all of the holders of Cash Election Shares will receive in the aggregate the number of shares of Surviving
                           Corporation Common Stock which will equal the number of shares by which the Stock Election
                           Shares and the Combined Election Shares
                           (including the Combined Election Shares converted pursuant to clause (B) above) are less than the Stock Conversion Number, and such holders shall receive the balance of the Southside Merger
                           Consideration, if any, to which each such holder is entitled to receive pursuant to the Merger in cash (determined by (x) dividing the total Stock
                           Distribution to be received by such holder after giving effect to the reallocation described in this Section 1.08(f) by 1.39, (y) subtracting the result in (x) from the number of shares of Southside Common Stock owned by such holder at the Effective Time, and (z) multiplying the difference determined in (y) by $14.00 per share).

                           (ii) If the number of shares of Surviving
                  Corporation Common Stock issuable in respect of the Stock
                  Election Shares (including No Election Shares) and the
                  Stock Distribution portion of the Combined Election Shares is greater than the Stock Conversion Number, then the Exchange Agent shall determine the aggregate number of shares of Surviving Corporation Common Stock issuable pursuant to the Stock Distribution portion of the Combined
                  Distribution and to the Stock Distribution and shall subtract from such number the Stock Conversion Number (the difference is hereinafter referred to as the "Excess
                  Shares"), and then:

                                    (A) First, all of the Cash Election
                           Shares and the portion of the Cash Distribution specified or deemed specified on the Election
                           Forms by holders of Combination Election Shares shall be converted into the right to receive the Cash Distribution elected pursuant to the applicable Election Forms; and

                                    (B) Second, the Exchange Agent shall
                           reallocate the Southside Merger Consideration payable to the holders of the No Election Shares so as to reduce the number of Excess Shares to zero, or as close as possible to zero. The number of shares of Surviving Corporation Common Stock to be received by each such holder shall be reduced by the lesser of the total number of shares of Surviving Corporation Common Stock issuable to


                                    - 7 -

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                           such holder as Southside Merger Consideration, and
                           a number determined by (x) multiplying the number
                           of Excess Shares outstanding by (y) the holder's
                           pro rata percentage of the aggregate No Election
                           Shares (based upon the number of No Election
                           Shares owned by such holder as compared with the
                           total number of No Election Shares). In lieu of
                           the issuance of such shares of Surviving
                           Corporation Common Stock, the holders of No
                           Election Shares shall receive a cash payment equal
                           to $14.00 for each such share of Southside Common
                           Stock not so converted into the right to receive
                           Surviving Corporation Common Stock; and

                                    (C) Third, if the reallocation set forth
                           in clause (B) immediately above is not sufficient to reduce the number of Excess Shares to zero, then the Exchange Agent shall thereafter reallocate the Southside Merger Consideration payable to each holder of Combined Election
                           Shares so as to reduce the number of Excess
                           Shares to zero, or as close as possible to zero.
                           The number of shares of Surviving Corporation
                           Common Stock to be received by each such holder shall be reduced by the lesser of the total number of shares of Surviving Corporation Common
                           Stock issuable to such holder as Southside Merger
                           Consideration, and a number determined by (x) multiplying the number of Excess Shares deemed outstanding after giving effect to the reallocation set forth in clause (B) immediately above by (y) the holder's pro rata percentage of the aggregate Stock Distribution requested by all of the holders of the Combined Election Shares
                           (based upon the total amount of Stock
                           Distribution requested to be received by such holder of Combined Election Shares as compared with the total amount of Stock Distribution requested to be received by all holders of Combined Election Shares). In lieu of the issuance of such shares of Surviving Corporation
                           Common Stock, the holders of Combined Election
                           Shares shall receive a cash payment equal to $14.00 for each such share of Southside Common
                           Stock not converted into the right to receive
                           Surviving Corporation Common Stock; and

                                    (D) Fourth, if the reallocation set
                           forth in clause (C) immediately above is not sufficient to reduce the number of Excess Shares to zero, then the Exchange Agent shall thereafter reallocate the Southside Merger Consideration payable to the holders of the Stock Election
                           Shares so as to reduce the number of Excess
                           Shares to zero. The number of shares of Surviving
                           Corporation Common Stock to be received by each such holder shall be reduced by a number determined by (x) multiplying the number of Excess Shares deemed outstanding after giving effect to the reallocation described in clauses
                           (B) and (C) immediately above by (y) the holder's pro rata percentage of the aggregate Stock
                           Election Shares (not including the No Election
                           Shares) (based upon the number of Stock Election
                           Shares (not including the No Election Shares) owned by such holder as compared with the total number of Stock Election Shares (not including the No Election Shares) owned by all holders). In lieu of the


                                    - 8 -


                           issuance of such shares of Surviving Corporation Common Stock, the holders of Stock Election Shares shall receive a cash payment equal to $14.00 for each such share of Southside Common Stock not converted into the right to receive Surviving Corporation Common Stock.

         The term "Stock Conversion Number" shall mean a number of shares of Surviving Corporation Common Stock determined by dividing the number of shares of Southside Common Stock outstanding immediately prior to the Effective Time by two, and multiplying the resulting number by 1.39 (as such exchange ratio may be adjusted herein).

                  (g) The computation of Excess Shares, the pro rata computations utilized in the reallocations and the reallocated payments of the Southside Merger Consideration contemplated by
         Section 1.08(f) of this Agreement shall be made by the Exchange Agent in the reasonable exercise of its discretion.

                  (h) Each separate entry on the Southside Shareholder List shall be presumed to represent a separate and distinct holder of record of Southside Common Stock. Shares held of record by a bank, trust company, broker, dealer or other recognized nominee shall be deemed to be held by a single holder unless the nominee advises the Exchange Agent otherwise in writing. In such case, each of the beneficial owners will be treated as a separate holder and either directly or through such nominee may submit a separate Election Form for shares of Southside Common Stock that are beneficially owned.

                  (i) Any provisions of the preceding clauses of this
         Section 1.08 to the contrary notwithstanding, if a holder of Southside Common Stock in two or more different names so certifies in writing on or before the Election Deadline, such shareholder may submit a single Election Form for all such shares subject to the certification and shall be treated for purposes of this Section
         1.08 as a single holder.

         1.09     Exchange Procedures.
                  -------------------

                  (a) Immediately prior to the Effective Time, (i) Allegiant shall deliver to the Exchange Agent cash, in immediately available funds, equal to the aggregate Cash Distribution; and (ii) Southside shall deliver to the Exchange Agent irrevocable instructions consistent with this Agreement to issue shares of Surviving Corporation Common Stock equal to the aggregate Stock Distribution. Such cash shall be held in trust by the Exchange Agent in an interest bearing account for disbursement to holders of Southside Common Stock or return to the Surviving Corporation as set forth herein.

                  (b) At the Effective Time, Southside and Allegiant shall be deemed to have granted the Exchange Agent the requisite power and authority to effect for Southside and Allegiant the issuance of the number of shares of Surviving Corporation to be issued in the Merger and the payment of the amount of cash to be paid in the Merger.

                  (c) Within five (5) business days after the Effective Time, Allegiant shall cause the Exchange Agent to mail or cause to be mailed to holders of Certificates, as identified on the Southside Shareholder List, letters advising such holders of the effectiveness of the Merger and instructing such holders to tender such Certificates to the Exchange Agent, or in lieu thereof, such evidence of lost, stolen or mutilated Certificates and such surety bond or other security as the Exchange Agent may reasonably require (the "Required Documentation").

                  (d) Subject to Section 1.12, after the Effective Time, each holder of a Certificate that surrenders such Certificate or in lieu thereof, the Required Documentation, to the Exchange Agent, with a properly completed and executed letter of transmittal with respect to such Certificate (in form reasonably satisfactory to Allegiant and Southside), will be entitled to a certificate or certificates representing the stock component of the Southside Merger Consideration and/or a payment representing the cash component of the Southside Merger Consideration as set forth in Sections 1.07 and 1.08.

                  (e) After the Effective Time, each outstanding
         Certificate, until duly surrendered to the Exchange Agent, shall be deemed to evidence ownership of the Southside Merger Consideration into which the stock previously represented by such Certificate shall have been converted pursuant to this Agreement.

                  (f) After the Effective Time, holders of Certificates shall cease to have rights with respect to the stock previously represented by such Certificates, and their sole rights shall be to exchange such Certificates for the Southside Merger Consideration to which the shareholder may be entitled pursuant to the provisions of Sections 1.07 and 1.08 hereof. After the closing of the transfer books as described in Section 1.12(a) hereof, there shall be no further transfer on the records of Southside of Certificates, and if such Certificates are presented to Southside for transfer, they shall be canceled against delivery of the Southside Merger Consideration. Neither Surviving Corporation nor the Exchange Agent shall be obligated to deliver the Southside Merger Consideration until such holder surrenders the Certificates or furnishes the Required Documentation as provided herein. Surviving Corporation shall have the right to withhold any applicable taxes. No interest shall accrue on Cash Distributions or the cash portion of the Combined Distributions specified in the Election Forms pursuant to
         Section 1.08(b). No dividends or distributions declared after the Effective Time on the Surviving Corporation Common Stock will be remitted to any person entitled to receive Surviving Corporation Common Stock under this Agreement until such person surrenders the Certificate representing the right to receive such Surviving Corporation Common Stock or furnishes the Required Documentation, at which time such dividends or distributions shall be remitted to such person, without interest and less any taxes that may have been imposed thereon. Certificates surrendered for exchange by an "affiliate" of Southside as determined pursuant to Section 5.06, shall not be exchanged until Surviving Corporation has received a written agreement from such affiliate if required pursuant to
         Section 5.06 hereof.

                  (g) At any time following the sixth (6th) month after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any portion of the funds which had been made available to the Exchange Agent pursuant to Section 1.09(a) and not disbursed to holders of shares of Southside Common Stock (including, without limitation, all interest and other income received by the Exchange Agent in respect of all amounts of funds made available to it), and thereafter each such holder shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat and other similar laws), and only as general creditors thereof, with respect to any Southside Merger Consideration that may be payable upon due surrender of the Certificates held by such holder (or the Required Documentation). If any Certificates (or the Required Documentation) shall not have been surrendered immediately prior to such date on which the Southside Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Regulatory Authority, any such cash, shares, dividends or distributions payable in respect of such Certificate shall, to the extent permitted by applicable law or regulation, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a share of Southside Common Stock for any Southside Merger Consideration delivered in respect of such share of Southside Common Stock to a public official pursuant to any abandoned property, escheat or other similar laws.

                  (h) Unless otherwise required by Allegiant or Surviving Corporation, holders of certificates formerly representing Allegiant Common Stock shall not be required to exchange such certificates for certificates representing Surviving Corporation Common Stock; provided, however, that if an exchange of such certificates is required by law or applicable rule or regulation, Allegiant will cause the Surviving Corporation to arrange for such exchange in accordance with the other provisions of this Agreement.

                  (i) Surviving Corporation will pay to the applicable taxing authority in strict accordance with applicable laws all taxes withheld by Surviving Corporation in accordance with this Agreement.

         1.10     No Fractional Shares. Notwithstanding any other provision of
                  --------------------
this Agreement, neither certificates nor scrip for fractional shares of Surviving Corporation Common Stock shall be issued in the Merger. Each holder of Southside Common Stock who otherwise would have been entitled to a fraction of a share of Surviving Corporation Common Stock (after taking into account all shares of Southside Common Stock held by such holder) shall receive (by check from the Exchange Agent, mailed to the shareholder with the certificate(s) for Surviving Corporation Common Stock which such holder is to receive pursuant to the Merger) in lieu thereof, cash (without interest and subject to the payment of any applicable withholding taxes) in an amount determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $14.00. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

         1.11     Dissenting Shares.
                  -----------------

                  (a) "Dissenting Shares" means any shares of Southside Common Stock or Allegiant Common Stock held by any holder who becomes entitled to payment of the fair value of such shares under
         Section 351.455 of the Missouri Statute. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the Missouri Statute; provided, however, that if, in accordance with the Missouri Statute, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such Dissenting Shares,
         (i) each such share which represented Southside Common Stock shall thereupon be No Election Shares and (ii) each such share which represented Allegiant Common Stock shall be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive one share of Surviving Corporation Common Stock.

                  (b) Southside shall give to Allegiant (i) prompt notice of any written objections to the Merger and/or any written demands for the payment of the fair value of any shares of Southside Common Stock, withdrawals of such demands, and any other instruments served pursuant to Section 351.455 of the Missouri Statute received by Southside, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands under the Missouri Statute. Southside shall not voluntarily make any payment with respect to demands for payment of fair value and shall not, except with the prior consent of Allegiant (which shall not be unreasonably withheld, delayed or conditioned), settle or offer to settle any such demands.

         1.12     Closing of Stock Transfer Books.
                  -------------------------------

                  (a) The stock transfer books of Southside shall be closed at the end of business on the business day immediately preceding the Closing Date. In the event of a transfer of ownership of Southside Common Stock that is not registered in the transfer records prior to the closing of such record books, the Southside Merger Consideration issuable or payable with respect to such stock may be delivered to the transferee, if the Certificate or Certificates representing such stock (or the Required Documentation) is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and all applicable stock transfer taxes are paid.

                  (b) At the Effective Time, Southside shall cause its transfer agent to provide Allegiant and the Exchange Agent with a complete and verified list of registered holders of Southside Common Stock based upon its stock transfer books or corporate records as of the closing of said transfer books, including the names, addresses, certificate numbers and taxpayer identification numbers of such holders (the "Southside Shareholder List"). Allegiant and the Exchange Agent shall be entitled to rely upon the Southside Shareholder List to establish the identity of those persons entitled to receive the Southside Merger Consideration, which list shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, the Exchange Agent shall be entitled to deposit any Southside Merger Consideration represented thereby in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.

         1.13     Anti-Dilution. If between the date of this Agreement and the
                  -------------
Effective Time a share of Allegiant Common Stock shall be changed into a different number of shares of Allegiant Common Stock or a different class of shares (or if a record date is established within such period for such purpose) by reason of reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or if a stock dividend thereon shall be declared with a record date within such period, then appropriate and proportionate adjustment or adjustments will be made to the Stock Distribution and the Surviving Corporation Common Stock portion of the Combined Distributions as specified in the Election Forms pursuant to
Section 1.08(b) or as further adjusted pursuant to Section 1.08(f) such that each holder of Southside Common Stock shall be entitled to receive such number of shares of Surviving Corporation Common Stock or other securities as such shareholder would have received pursuant to such reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or as a result of such stock dividend if such had been declared by the Surviving Corporation and had the record date therefor been immediately following the Effective Time.

         1.14     Tax Consequences. It is intended that the Merger will
                  ----------------
constitute a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that this Agreement shall constitute a "plan of reorganization" for purposes of Section 368 of the Code. Each of Southside and Allegiant hereby agree to file any and all tax returns in a manner consistent with the qualification as such.

         1.15     Material Adverse Effect. As used in this Agreement, the term
                  -----------------------
"Material Adverse Effect" with respect to either Southside or Allegiant, as the case may be, means any condition, event, change or occurrence that has a material adverse effect on the condition (financial or otherwise), properties, business or results of operations, of such entity and its Subsidiaries, taken as a whole, as reflected, respectively, in the Southside Financial Statements or the Allegiant Financial Statements, as the case may be; it being understood that a Material Adverse Effect shall not include:
(i) a change with respect to, or effect on, such entity and its Subsidiaries resulting from a change in law, rule, regulation, generally accepted accounting principles or regulatory accounting principles; (ii) a change with respect to, or effect on, such entity and its Subsidiaries resulting from any other matter affecting depository institutions generally including, without limitation, changes in general economic conditions and changes in prevailing interest and deposit rates; (iii) a change disclosed in, respectively, the Southside Financial Statements or the Allegiant Financial Statements, as the case may be; or (iv) in the case of Southside, any financial change resulting from adjustments made pursuant to Section 5.05 or 5.08(b) hereof.

         1.16     Knowledge. As used in this Agreement, the term "knowledge" or
                  ---------
"best knowledge" shall mean those facts known by the executive officers of Allegiant or Southside, as the case may be.

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

         1.17     Disclosure Schedules; Standard.
                  ------------------------------

                  (a) Southside has delivered to Allegiant a confidential schedule and Allegiant has delivered to Southside a confidential schedule (respectively, its "Disclosure Schedule"), executed by Southside and Allegiant concurrently with the delivery and execution hereof, setting forth, among other things, items the disclosures of which shall be necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article II hereof, in the case of Southside, or Article III hereof, in the case of Allegiant; provided that (i) no such item shall be required to be set forth in the Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 1.17(b) hereof, and (ii) the mere inclusion of an item in the Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Southside or Allegiant, as the case may be, that such item represents a material exception or a fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

                  (b) No representation or warranty of Southside contained in Article II hereof or Allegiant contained in Article III hereof shall be deemed untrue or incorrect, and Southside and Allegiant, as the case may be, shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Article II hereof, in the case of Southside, or Article III hereof, in the case of Allegiant, has had a Material Adverse Effect on the party making such representation or warranty.

                  (c) Southside and Allegiant shall be permitted to update and supplement their respective Disclosure Schedules so as to disclose exceptions to one or more representations or warranties contained in Article II hereof in the case of Southside and Article III hereof in the case of Allegiant which are a result of events which occur after the date hereof; provided, however, that, anything herein to the contrary notwithstanding, (i) no exceptions or other information set forth on any such updated or supplemented Disclosure Schedule shall be deemed to cure any representation or warranty which was not true and correct as of the date of this Agreement, and (ii) the exceptions and other information set forth on any such updated or supplemented Disclosure Schedule shall not be taken into consideration in determining, for purposes of this Agreement, whether the conditions set forth in Section 6.02(a) in the case of Southside, and Section 6.03(a) hereof in the case of Allegiant shall have been satisfied, and (iii) this Section 1.17(c) shall not relieve any party of its obligations under any covenant set forth herein.

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

                                 ARTICLE II
                                 ----------
                 REPRESENTATIONS AND WARRANTIES OF SOUTHSIDE
                 -------------------------------------------

         As an inducement to Allegiant to enter into and perform its obligations under this Agreement, and notwithstanding any examinations, inspections, audits or other investigations made by Allegiant, subject to
Section 1.17 hereof and except as set forth in a section of the Disclosure Schedule corresponding to the relevant Section of Article II set forth below, Southside hereby represents and warrants to Allegiant as follows:

         2.01     Organization and Authority. Southside is a corporation duly
                  --------------------------
organized, validly existing and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Southside is registered as a bank holding company with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the BHCA. True and complete copies of the Articles of Incorporation, charter and By-Laws of Southside, and the Articles of Association and By-Laws of each Southside Subsidiary, each as in effect on the date of this Agreement, are attached hereto as Schedule 2.01.
                                                   -------------

         2.02     Subsidiaries.
                  ------------

                  (a) Schedule 2.02 sets forth a complete and correct list
                      -------------
         of all of Southside's Subsidiaries (each a "Southside Subsidiary" and, collectively, the "Southside Subsidiaries"), and all outstanding Equity Securities of each Southside Subsidiary, all of which are owned directly or indirectly by Southside. "Equity Securities" of an issuer means capital stock or other equity securities of such issuer, options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of any capital stock or other equity securities of such issuer, or contracts, commitments, understandings or arrangements by which such issuer is or may become bound to issue additional shares of its capital stock or other equity securities of such issuer, or options, warrants, scrip or rights to purchase, acquire, subscribe to, calls on or commitments for any shares of its capital stock or other equity securities. All of the outstanding shares of capital stock of the Southside Subsidiaries owned directly or indirectly by Southside are validly issued, fully paid and nonassessable and are owned free and clear of any lien, claim, charge, option, encumbrance, agreement, mortgage, pledge, security interest or restriction (a "Lien") with respect thereto. Each of the Southside Subsidiaries is a corporation, bank or savings bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Southside Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified. Neither Southside nor any Southside Subsidiary owns beneficially, directly or indirectly, any shares of any class of Equity Securities or similar interests of any corporation, bank, business trust, association or organization, or any interest in a partnership or joint venture of any kind, other than those identified as Southside Subsidiaries in Schedule 2.02 hereof.
                                                 -------------

                  (b) SOUTH SIDE NATIONAL BANK ("SNB") is a national banking association duly organized and validly existing under the laws of the United States of America. Each of the Southside Subsidiaries, except SNB, are commercial banks duly organized, validly existing and in good standing under the laws of the State of Missouri. The deposits of the Southside Subsidiaries are insured by the Federal Deposit Insurance Corporation (the "FDIC") under the Federal Deposit Insurance Act of 1950, as amended (the "FDI Act").

         2.03     Capitalization. The authorized capital stock of Southside
                  --------------
consists of 15,000,000 shares of Southside Common Stock, of which, as of December 31, 2000, 8,393,528 shares were issued and outstanding and 1,000,000 shares of cumulative preferred stock, no par value, of which no shares were issued and outstanding. As of December 31, 2000, Southside had reserved 1,281,000 shares of Southside Common Stock for issuance under Southside's stock option and incentive plans (including grants reflected in the Southside Board of Directors' minutes), a list of which is set forth on
Schedule 2.03 (the "Southside Stock Plans"), pursuant to which options
-------------
("Southside Employee Stock Options") covering 531,000 shares of Southside Common Stock were outstanding as of December 31, 2000. Since December 31, 2000, no Equity Securities of Southside have been issued, other than shares of Southside Common Stock which may have been issued upon the exercise of Southside Stock Options. Except for the Southside Stock Plans and the Southside Rights Agreement, Southside does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the issuance of any share of Southside Common Stock or any other Equity Securities of Southside. No shares of Southside Common Stock have been issued nor are any shares of Southside Common Stock issuable in violation of any preemptive rights. All of the issued and outstanding shares of Southside Common Stock are validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Southside. At the Effective Time, the Surviving Corporation Common Stock to be issued in the Merger will be duly authorized, validly issued, fully paid and nonassessable, and will not be issued in violation of any preemptive right of any shareholder of Southside.

         2.04     Authorization.
                  -------------

                  (a) Southside has the corporate power and authority to enter into this Agreement and the Southside and Allegiant Voting Agreements, and to carry out its obligations under the Southside and Allegiant Voting Agreements and, subject to the approval of this Agreement, the Merger and the transactions contemplated thereby by the shareholders of Southside and the Regulatory Authorities, to carry out its obligations under this Agreement. The only shareholder vote required for Southside to approve this Agreement, the Merger and the transactions contemplated hereby and thereby is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Southside Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement and the Southside and Allegiant Voting Agreements by Southside and the consummation by Southside of the transactions contemplated hereby and thereby in accordance with and subject to the terms of this Agreement and the Southside and Allegiant Voting Agreements have been duly authorized by the Board of Directors of Southside. Each of the Southside and Allegiant Voting Agreements and, subject to the approval of Southside's shareholders and subject to the receipt of such approvals of the Regulatory Authorities as may be required by statute or regulation, this Agreement, is a valid and binding obligation of Southside enforceable against Southside in accordance with its respective terms. Southside's Board of Directors has taken all actions so that none of the Rights, Article Twelve of Southside's Articles of Incorporation, Sections 351.407 and 351.459 of the Missouri Statutes or any other Missouri antitakeover measure, whether pursuant to Southside's Articles of Incorporation or Bylaws, applicable Missouri law, or otherwise will apply to the Merger or this Agreement or the transactions contemplated hereby.

                  (b) Neither the execution nor delivery nor performance by Southside of this Agreement or the Southside or Allegiant Voting Agreements, nor the consummation by Southside of the transactions contemplated hereby or thereby, nor compliance by Southside with any of the provisions hereof or thereof, will (i) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Southside or any of the Southside Subsidiaries under any of the terms, conditions or provisions of (x) its Articles of Incorporation, charter or By-Laws or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Southside or any of the Southside Subsidiaries is a party or by which it may be bound, or to which Southside or any of the Southside Subsidiaries or any of the properties or assets of Southside or any of the Southside Subsidiaries may be subject, or
         (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 2.04, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Southside or any of the Southside Subsidiaries or any of their respective properties or assets.

                  (c) Other than in connection or in compliance with the provisions of the Missouri Statute, the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Southside of the transactions contemplated by this Agreement.

         2.05     Southside Financial Statements.
                  ------------------------------

                  (a) Attached hereto as Schedule 2.05(a) is a copy of
                                         ----------------
         Southside's Form 10-K for the year ended December 31, 2000, and the consolidated unaudited balance sheets,

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

         statements of operations, and changes in shareholders' equity for each month ended and as of January 31, 2001, February 28, 2001, and March 31, 2001.

                  (b) The financial statements contained in the documents referenced in Schedule 2.05(a) are referred to collectively as the
                       ----------------
         "Southside Financial Statements." The Southside Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP"), consistently applied, during the periods involved, and present fairly the consolidated financial position of Southside and the Southside Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows, as applicable, of Southside and the Southside Subsidiaries for the periods stated therein, subject to the exclusion in the monthly financial statements of footnotes required by GAAP and to normal year-end adjustments which are not individually or in the aggregate material. The Southside Financial Statements are derived from the books and records of Southside and the Southside Subsidiaries, which are complete and accurate in all respects and have been maintained in accordance with good business practices.

         2.06     Southside Reports. Since January 1, 1997, each of Southside
                  -----------------
and the Southside Subsidiaries has timely filed any and all Southside Reports, together with any required amendments thereto, that it was required to file with any Regulatory Authority. As of each of their respective dates, the Southside Reports complied in all material respects with all the rules and regulations promulgated by the (i) the SEC, (ii) the Federal Reserve Board, (iii) the FDIC and (iv) any federal, state, municipal or local government, securities, banking, savings and loan, environmental, insurance and other governmental or regulatory authority, and the agencies and staffs thereof (the entities in the foregoing clauses (i) through (iv) being referred to herein collectively as the "Regulatory Authorities" and individually as a "Regulatory Authority"), having jurisdiction over the affairs of it, and the Southside Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All material reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Southside Reports." With respect to Southside Reports filed with the Regulatory Authorities, there is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Southside or any of the Southside Subsidiaries.

         2.07     Title to and Condition of Assets.
                  --------------------------------

                  (a) Except as may be reflected in the Southside Financial Statements and with the exception of all "Real Property" (which is the subject of Section 2.08 hereof), Southside and the Southside Subsidiaries have, and at the Closing Date will have, good and marketable title to their owned properties and assets, including, without limitation, those reflected in the Southside Financial Statements (except those disposed of in the ordinary course of business since the date thereof), free and clear of any Liens, except for Liens for (i) taxes, assessments or other governmental charges not yet delinquent, (ii) as set forth or described in the Southside Financial Statements, prior to the Effective Time, and (iii) pledge to secure deposits and other immaterial Liens incurred in the ordinary course of business.

                  (b) No material properties or assets that are reflected as owned by Southside or any of the Southside Subsidiaries in the Southside Financial Statements as of December 31, 2000, have been sold, leased, transferred, assigned or otherwise disposed of since such date, except in the ordinary course of business.

                  (c) The operation by Southside or the Southside Subsidiaries of all furniture, fixtures, vehicles, machinery and equipment and computer software owned or used by Southside or the Southside Subsidiaries is in compliance in all material respects with all applicable laws, ordinances and rules and regulations of any governmental authority having jurisdiction over such use.

         2.08     Real Property.
                  -------------

                  (a) A list of each parcel of real property owned by Southside or any of the Southside Subsidiaries (other than real property acquired in foreclosure or in lieu of foreclosure in the course of the collection of loans and being held by Southside or a Southside Subsidiary for disposition as required by law) is set forth in Schedule 2.08(a) under the heading "Owned Real Property"
                  ----------------
         (such real property being herein referred to as the "Owned Real Property"). A list of each parcel of real property leased by Southside or any of the Southside Subsidiaries is also set forth in
         Schedule 2.08(a) under the heading "Leased Real Property" (such
         ----------------
         real property being herein referred to as the "Leased Real Property"). Southside shall update Schedule 2.08(a) within ten (10)
                                            ----------------
         days of acquiring any Owned Real Property or leasing any Leased Real Property after the date hereof. Collectively, the Owned Real Property and the Leased Real Property are herein referred to as the "Real Property."

                  (b) There is no pending action involving Southside or any of the Southside Subsidiaries as to the title of or the right to use any of the Real Property.

                  (c) Neither Southside nor any of the Southside Subsidiaries has any interest in any real property other than as described above in Section 2.08(a) except interests as a mortgagee, any real property acquired in foreclosure or in lieu of foreclosure and being held for disposition as required by law and property held by any Southside Subsidiary in its fiduciary capacity.

                  (d) To the knowledge of Southside, none of the buildings, structures or other improvements located on the Real Property encroaches upon or over any adjoining parcel of real estate or any easement or right-of-way or "setback" line and all such buildings, structures and improvements are located and constructed in conformity with all applicable zoning ordinances and building codes.

                  (e) None of the buildings, structures or improvements located on the Owned Real Property are the subject of any official complaint or notice by any governmental

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

         authority of violation of any applicable zoning ordinance or building code, and there is no zoning ordinance, building code, use or occupancy restriction or condemnation action or proceeding pending, or, to the knowledge of Southside, threatened, with respect to any such building, structure or improvement.

                  (f) Southside and the Southside Subsidiaries have, and at the Closing Date will have, good and marketable title to their respective Owned Real Properties, except (i) as may be reflected in the Southside Financial Statements, (ii) such easements, Liens, defects or encumbrances as do not individually or in the aggregate materially adversely affect the use or value of the parcel of the Owned Real Property, (iii) taxes, assessments or other governmental charges not yet delinquent, (iv) Liens arising out of deposits in connection with workmen's compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation, (v) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds or other obligations of a like nature arising in the ordinary course of business, (vi) Liens imposed by law, such as mechanics', workmen's, materialmen's, landlord's, carriers' or other like Liens arising in the ordinary course of business which secure payment of obligations which are not past due, and (vi) other immaterial Liens and encumbrances incurred in the ordinary course of business.

                  (g) Neither Southside nor any of the Southside Subsidiaries has caused or allowed the generation, treatment, storage, disposal or release at any Real Property of any Toxic Substance, except in accordance in all material respects with all applicable federal, state and local laws and regulations. "Toxic Substance" means any hazardous, toxic or dangerous substance, pollutant, waste, gas or material, including, without limitation, petroleum and petroleum products, metals, liquids, semi-solids or solids, that are regulated under any federal, state or local statute, ordinance, rule, regulation or other law pertaining to environmental protection, contamination, quality, waste management or cleanup. There are no underground storage tanks located on, in or under any Owned Real Property or Leased Real Property.

                  (h) Each of the leases for the Leased Real Property is in full force and effect on the date hereof and has not been modified or amended in any respect from the forms heretofore provided to Allegiant. Neither Southside, nor to the knowledge of Southside, any third party is in default under any leases for Southside Leased Property nor has any event occurred which, through the passage of time or the giving of notice (including, without limitation, the consummation of the transactions contemplated by this Agreement), or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon any of Southside's assets. The leases for the Leased Real Property are the valid and binding obligations of Southside and the Southside Subsidiaries thereto and, to the knowledge of Southside, the other parties thereto in accordance with their terms and conditions, except as the enforceability thereof against the parties thereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other

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

         equitable remedies. Southside has delivered complete and correct copies of all the leases for the Leased Real Property to Allegiant.

         2.09     Taxes. Southside and each Southside Subsidiary have timely
                  -----
filed all material income tax returns required to be filed ("Southside Returns"). Each of Southside and the Southside Subsidiaries has paid, or set up adequate reserves on the Southside Financial Statements for the payment of, all income taxes shown on the Southside Returns required to be paid in respect of the periods covered by such Southside Returns. Neither Southside nor any Southside Subsidiary has any material liability for any such income taxes in excess of the amounts so paid or reserves so established and, to the knowledge of Southside, no material deficiencies for any such income tax, have been proposed, asserted or assessed in writing (tentatively or definitely) against Southside or any of the Southside Subsidiaries which have not been settled or would not be covered by existing reserves. Neither Southside nor any of the Southside Subsidiaries is delinquent in the payment of any material income tax nor has it requested any extension of time within which to file any income tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. No federal or state income tax return of Southside or any Southside Subsidiaries has been audited by the IRS or any state tax authority for the three (3) most recent full calendar years. There is no deficiency or refund litigation with respect to the Southside Returns. Neither Southside nor any of the Southside Subsidiaries has extended or waived any statute of limitations that is currently in effect on the assessment of any tax due.

         2.10     Material  Adverse Effect.  Since December 31, 2000,  there
                  ------------------------
has been no Material Adverse Effect on Southside and the Southside Subsidiaries, taken as a whole.

         2.11     Loans, Commitments and Contracts.
                  --------------------------------

                  (a) Schedule 2.11(a) contains a complete and accurate
                      ----------------
         listing of all contracts entered into with respect to deposits and repurchase agreements of $5,000,000 or more, as of March 31, 2001, by account, and all loan agreements, notes, security agreements, bankers' acceptances, outstanding letters of credit, participation agreements, and other documents relating to or involving extensions of credit by Southside or any of the Southside Subsidiaries and all loan commitments and commitments to issue letters of credit and other commitments to extend credit with respect to any one entity in excess of $5,000,000 to which Southside or any of the Southside Subsidiaries is a party or by which it is bound, by account.

                  (b) Except for the contracts and agreements required to be listed on Schedule 2.11(b) and the loans required to be listed on
                   ----------------
         Schedule 2.11(f), neither Southside nor any of the Southside
         ----------------
         Subsidiaries is a party to or is bound by any:

                           (i)    agreement, contract, arrangement,
                  understanding or commitment with any labor union;

                           (ii) material franchise or license agreement, excluding software license agreements entered into in the ordinary course of business;

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

                           (iii) employment, severance, termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                           (iv)   material agreement, arrangement or
                  commitment (A) not made in the ordinary course of business, and (B) pursuant to which Southside or any of the Southside Subsidiaries is or may become obligated to invest in or contribute to any Southside Subsidiary other than pursuant to Southside Employee Plans or agreements relating to joint ventures or partnerships set forth in
                  Schedule 2.02, true and complete copies of which have been
                  -------------
                  furnished to Allegiant;

                           (v) agreement, indenture or other instrument not disclosed in the Southside Financial Statements relating to the borrowing of money by Southside or any of the Southside Subsidiaries or the guarantee by Southside or any of the Southside Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Southside or any of the Southside
                  Subsidiaries, such as deposits, Federal Home Loan Bank ("FHLB") and Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $200,000;

                           (vi) contract containing covenants which limit the ability of Southside or any of the Southside Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Southside or any of the Southside Subsidiaries may carry on their respective businesses (other than as may be required by law or any applicable Regulatory Authority);

                           (vii)  lease with annual rental payments
                  aggregating $100,000 or more;

                           (viii) loans or other obligations payable or
                  owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing with Southside or any of the Southside Subsidiaries in the ordinary course of business; or

                           (ix) other agreement, contract, arrangement, understanding or commitment involving an obligation by Southside or any of the Southside Subsidiaries of more than $250,000 that cannot be canceled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Southside or any of the Southside Subsidiaries in the ordinary course of business.

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

                  (c) Southside and/or the Southside Subsidiaries carry property, liability, director and officer errors and omissions, products liability and other insurance coverage as set forth in
         Schedule 2.11(c) under the heading "Insurance."
         ----------------

                  (d) True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11(a), (b) and (c) have been or shall be
               ------------------------------
         furnished or made available to Allegiant.

                  (e) Except as set forth on the applicable schedule, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 2.11 (a), (b) and (c) is a
                                  -------------------------------
         valid, binding and enforceable obligation of Southside or the Southside Subsidiary who is a party thereto and to Southside's knowledge, the other parties sought to be bound thereby, except as the enforceability thereof against the parties thereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

                  (f) Schedule 2.11(f) under the heading "Loans" contains a
                      ----------------
         true, correct and complete listing, as of March 31, 2001, by account, of (i) all loans in excess of $500,000 of Southside or any of the Southside Subsidiaries that have been accelerated during the past three months; (ii) all loan commitments or lines of credit of Southside or any of the Southside Subsidiaries in excess of $500,000 which have been terminated by Southside or any of the Southside Subsidiaries during the past three months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower;
         (iii) all loans, lines of credit and loan commitments in excess of $500,000, as to which Southside or any of the Southside Subsidiaries has given written notice of its intent to terminate during the past three months; (iv) with respect to all loans in excess of $500,000 all notification letters and other written communications from Southside or any of the Southside Subsidiaries to any of their respective borrowers, customers or other parties during the past three months wherein Southside or any of the Southside Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer or other party which has notified Southside or any of the Southside Subsidiaries during the past three months of, or has asserted against Southside or any of the Southside Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of Southside, each borrower, customer or other party which has given Southside or any of the Southside Subsidiaries any oral notification of, or orally asserted to or against Southside or any of the Southside Subsidiaries, any such claim; or (vi) all loans in excess of $250,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Authority, (D) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) the interest rate terms have been reduced and/or the

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

         maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or
         (F) where a specific reserve allocation exists in connection therewith.

         2.12     Absence of Defaults. Neither Southside nor any of the
                  -------------------
Southside Subsidiaries is in violation of its Articles of Incorporation, charter or By-Laws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and, to the knowledge of Southside, no third party is in default thereunder, nor has any event occurred which, through the passage of time or the giving of notice (including, without limitation, the consummation of the transactions contemplated by this Agreement), or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon Southside or any of the Southside Subsidiaries' assets.

         2.13     Litigation and Other Proceedings. Except as otherwise
                  --------------------------------
disclosed in the Southside Financial Statements, neither Southside nor any of the Southside Subsidiaries is a party to any pending or, to the knowledge of Southside, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the knowledge of Southside, threatened against Southside or any of the Southside Subsidiaries or any of their respective officers or directors by any shareholder of Southside or any of the Southside Subsidiaries (or any former shareholder of Southside or any of the Southside Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other similar laws.

         2.14     Directors' and Officers' Insurance. Each of Southside and the
                  ----------------------------------
Southside Subsidiaries has taken or will take all requisite action
(including, without limitation, the making of claims and the giving of notices) pursuant to its directors' and officers' liability insurance policy or policies in order to preserve all rights thereunder with respect to all matters (other than matters arising in connection with this Agreement and the transactions contemplated hereby) occurring prior to the Effective Time that are known to Southside.

         2.15     Compliance with Laws.
                  --------------------

                  (a) Southside and each of the Southside Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of Southside, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

                  (b) (i) Each of Southside and the Southside Subsidiaries has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building

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

         codes, Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Southside or any Southside Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, and (ii) neither Southside nor any of the Southside Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity.

                  (c) Neither Southside nor any of the Southside Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Southside Property of Southside (whether directly or, to the knowledge of Southside, as a consequence of such Southside Property being acquired in foreclosure or in lieu of foreclosure or being part of the investment portfolio of Southside or any of the Southside Subsidiaries) (A) that is contaminated by or contains any Toxic Substance, including, without limitation, petroleum and petroleum products, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment and regulated by federal, state or local law, or (B) on which any Toxic Substance has been stored, disposed of, placed or used at the Southside Property or in the construction of structures thereon. "Southside Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Southside or any of the Southside Subsidiaries, including, without limitation, property acquired under foreclosure or in lieu of foreclosure, property in which any venture capital or similar unit of Southside or any of the Southside Subsidiaries has an interest and, to the knowledge of Southside, property held by Southside or any of the Southside Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending or, to the knowledge of Southside, threatened, and no material claim has been asserted against Southside or any of the Southside Subsidiaries relating to Southside Property of Southside or any of the Southside Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Southside or any of the Southside Subsidiaries with respect to the same.

                  (d) Neither Southside nor any of the Southside
         Subsidiaries has received any notification or communication that has not been finally resolved from any Regulatory Authority (i) asserting that Southside or any of the Southside Subsidiaries or any Southside Property is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, (ii) threatening to revoke any license, franchise, permit or governmental authorization, including, without limitation, such company's status as an insured depository institution under the FDI Act, or (iii) requiring or threatening to require Southside or any of the Southside Subsidiaries, or indicating that Southside or any of the Southside Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Southside or any of the Southside Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

                  (e) Neither Southside nor any of the Southside
         Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

         2.16     Labor. No work stoppage involving Southside or any of the
                  -----
Southside Subsidiaries is pending or, to the knowledge of Southside, threatened. Neither Southside nor any of the Southside Subsidiaries is involved in, or, to the knowledge of Southside, threatened with or affected by, any labor dispute, arbitration, lawsuit or administrative proceeding. None of the employees of Southside or the Southside Subsidiaries are represented by any labor union or any collective bargaining organization.

         2.17     Material Interests of Certain Persons. Except as set forth in
                  -------------------------------------
Southside's Form 10-K for the year ended December 31, 2000, no officer or director of Southside or any of the Southside Subsidiaries, or any "associate" (as such term is defined in Rule 14a-1 under the Exchange Act) of any such officer or director, has any interest in any contract or property (real or personal, tangible or intangible), used in, or pertaining to the business of, Southside or any of the Southside Subsidiaries, which would be material to Southside or any of the Southside Subsidiaries.

         2.18     Allowance for Loan and Lease Losses; Non-Performing Assets;
                  ------------------------------------------------------------
                  Financial Assets.
                  ----------------

                  (a) All of the accounts, notes and other receivables that are reflected in the Southside Financial Statements as of December 31, 2000, were acquired in the ordinary course of business and were collectible in full in the ordinary course of business, except for probable loan and lease losses that are adequately provided for in the allowance for loan and lease losses reflected in such Southside Financial Statements, and the collection experience of Southside and the Southside Subsidiaries since December 31, 2000 to the date hereof, has not deviated in any material and adverse manner from the credit and collection experience of Southside and the Southside Subsidiaries, taken as a whole, for the year ended December 31, 2000.

                  (b) The allowances for loan losses contained in the Southside Financial Statements were established in accordance with the past practices and experiences of Southside and the Southside Subsidiaries, and the allowance for loan and lease losses shown on the consolidated balance sheet of Southside and the Southside Subsidiaries as of December 31, 2000, was adequate in all material respects under the requirements of GAAP, or regulatory accounting principles, as the case may be, to provide for probable losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet.

                  (c) Schedule 2.18(c) sets forth as of March 31, 2001 all
                      ----------------
         assets classified by Southside as real estate acquired through foreclosure or repossession, including foreclosed assets.

                  (d) As of December 31, 2000, the aggregate amount of all Non-Performing Assets on the books of Southside and the Southside Subsidiaries did not exceed $6,500,000. "Non-Performing Assets" shall mean (i) all loans (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on nonaccrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Agency or (D) where the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, and (ii) all assets classified by Southside or its Subsidiaries, for purposes of this Section 2.18, or Allegiant or its Subsidiaries, for purposes of Section 3.13, as real estate acquired through foreclosure or in lieu of foreclosure, including in-substance foreclosures, and all other assets acquired through foreclosure or in lieu of foreclosure.

                  (e) All loans receivable (including discounts) and accrued interest entered on the books of Southside and the Southside Subsidiaries arose out of bona fide arm's length transactions, were made for good and valuable consideration in the ordinary course of Southside's or the appropriate Southside Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans or discounts are true and genuine and are what they purport to be. To the knowledge of Southside, the loans, discounts and the accrued interest reflected on the books of Southside and the Southside Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

                  (f) The notes and other evidences of indebtedness evidencing the loans described in Section 2.18(e) above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are and will be, in all material respects, valid, true, genuine and enforceable, and what they purport to be. Southside and each of the Southside Subsidiaries has good and valid title to the investment securities shown on the Southside Financial Statements and all securities entered on the books of Southside or the appropriate Southside Subsidiary subsequent to March 31, 2001, except for those sold or redeemed in the ordinary course of business. A complete and accurate list of such investment securities as of March 31, 2001 is attached as Schedule 2.18(f).
                     ----------------

         2.19     Employee Benefit Plans.
                  ----------------------

                  (a) Schedule 2.19(a) lists all pension, retirement,
                      ----------------
         supplemental retirement, stock option, stock purchase, stock ownership, savings, stock appreciation right, profit sharing, deferred compensation, consulting, bonus, medical, disability, workers' compensation, vacation, group insurance, severance and other employee benefit, incentive and welfare policies, contracts, plans and arrangements, and all trust agreements related thereto, maintained by or contributed to by Southside or any of the Southside Subsidiaries in respect of any of the present or former directors, officers, or other employees of and/or consultants to Southside or any of the Southside Subsidiaries (collectively, "Southside Employee Plans"). Southside has furnished Allegiant with the following documents with respect to each Southside Employee
         Plan: (i) a true and complete copy of all written documents comprising such Southside Employee Plan (including amendments and individual agreements relating thereto) or, if there is no such written document, an accurate and complete description of the Southside Employee Plan; (ii) the most recently filed Form 5500 or Form 5500-C/R (including all schedules thereto), if applicable;
         (iii) the most recent financial statements and actuarial reports, if any; (iv) the summary plan description currently in effect and all material modifications thereof, if any; and (v) the most recent IRS determination letter, if any.

                  (b) All Southside Employee Plans have been maintained and operated in all material respects in accordance with their terms and the material requirements of all applicable statutes, orders, rules and final regulations, including, without limitation, to the extent applicable, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"). All contributions required to be made to Southside Employee Plans have been made or reserved on the Southside Financial Statements with respect to periods ending on or prior to the date of the Southside Financial Statements.

                  (c) With respect to each of the Southside Employee Plans which is a pension plan (as defined in Section 3(2) of ERISA)(the "Pension Plans"): (i) each Pension Plan which is intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined to be so qualified by the IRS and such determination letter may still be relied upon, and each related trust is exempt from taxation under Section 501(a) of the Code;
         (ii) the present value of all benefits vested and all benefits accrued under each Pension Plan which is subject to Title IV of ERISA did not, in each case, as of the last applicable annual valuation date (as indicated on Schedule 2.19(a)), exceed the value
                                         ----------------
         of the assets of the Pension Plan allocable to such vested or accrued benefits; (iii) there has been no "prohibited transaction," as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could subject any Pension Plan or associated trust, or Southside or any of the Southside Subsidiaries, to any material tax or penalty; (iv) no defined benefit Pension Plan or any trust created thereunder has been terminated, nor has there been any "reportable events" with respect to any Pension Plan, as that term is defined in Section 4043 of ERISA since January 1, 1990; and (v) no Pension Plan or any trust created thereunder has incurred any "accumulated funding deficiency," as such term is defined in
         Section 302 of ERISA (whether or not waived). No Pension Plan is a "multiemployer plan," as that term is defined in Section 3(37) of ERISA.

                  (d) Except as reflected on the Southside Financial Statements or the notes thereto, neither Southside nor any of the Southside Subsidiaries has any liability for any post-retirement health, medical or similar benefit of any kind whatsoever, except as required by statute or regulation.

                  (e) Neither Southside nor any of the Southside
         Subsidiaries has any material liability under ERISA or the Code as a result of its being a member of a group described in Sections 414(b), (c), (m) or (o) of the Code.

                  (f) Neither the execution nor delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Southside or any of the Southside Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Southside Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit.

         2.20     Conduct of Southside Since December 31, 2000. From and after
                  --------------------------------------------
December 31, 2000 through the date hereof, except as set forth in the Southside Financial Statements or the Southside Reports: (i) Southside and the Southside Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practices; (ii) except upon the exercise of Southside Stock Options, neither Southside nor any of the Southside Subsidiaries has issued, sold, granted, conferred or awarded any of its Equity Securities, or any corporate debt securities which would be classified under GAAP as long-term debt on the balance sheets of Southside or the Southside Subsidiaries; (iii) Southside has not effected any stock split or adjusted, combined, reclassified or otherwise changed its capitalization; (iv) Southside has not declared, set aside or paid any dividend (other than its regular quarterly dividends in amounts not exceeding the last quarterly dividend prior to December 31, 2000 and with normal record and payment dates consistent with prior practice) or other distribution in respect of its capital stock, or purchased, redeemed, retired, repurchased or exchanged, or otherwise acquired or disposed of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise; (v) neither Southside nor any of the Southside Subsidiaries has incurred any obligation or liability (absolute or contingent), except liabilities incurred in the ordinary course of business or in connection with the transactions contemplated by this Agreement, or subjected to Lien any of its assets or properties other than in the ordinary course of business consistent with past practice; (vi) neither Southside nor any of the Southside Subsidiaries has discharged or satisfied any Lien or paid any obligation or liability (absolute or contingent), other than in the ordinary course of business; (vii) neither Southside nor any of the Southside Subsidiaries has sold, assigned, transferred, leased, exchanged, or otherwise disposed of any of its properties or assets other than for a fair consideration in the ordinary course of business; (viii) except as required by contract or law, neither Southside nor any of the Southside Subsidiaries has (A) increased the rate of compensation of, or paid any bonus to, any of its directors, officers, or other employees, except normal increases in the ordinary course consistent with past practice, (B) entered into any new, or amended or supplemented any existing, employment, management, consulting, deferred compensation, severance, or other similar contract, (C) entered into, terminated, or substantially modified any of the Southside Employee Plans or (D) agreed to do any of the foregoing; (ix) neither Southside nor any Southside Subsidiary has suffered any material damage, destruction, or loss, whether as the result of fire, explosion, earthquake, accident, casualty, labor trouble, requisition, or taking of property by any Regulatory Authority, flood, windstorm, embargo, riot, act of God or the enemy, or other casualty or event, and whether or not covered by insurance; (x) neither Southside nor any of the Southside Subsidiaries has canceled or compromised any debt, except for debts charged off or compromised in accordance with the past practice of Southside and the Southside Subsidiaries; and (xi) neither Southside nor any of the Southside
Subsidiaries has entered into any material transaction, contract or commitment outside the ordinary course of its business, except in connection with the transactions contemplated by this Agreement.

         2.21     Absence of Undisclosed Liabilities. Neither Southside nor any
                  ----------------------------------
of the Southside Subsidiaries has any debts, liabilities or obligations individually, or in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which would be required to be reflected in the Southside Financial Statements or the notes thereto in accordance with GAAP except: (i) debts, liabilities or obligations reflected on the Southside Financial Statements and the notes thereto; (ii) operating leases reflected on Schedule 2.11(b); and (iii) debts, liabilities or
                    ----------------
obligations incurred since December 31, 2000 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits.

         2.22     Joint Proxy Statement/Prospectus. None of the information
                  --------------------------------
regarding Southside or any of the Southside Subsidiaries to be supplied by Southside for inclusion or included in (i) the Registration Statement; (ii) the Joint Proxy Statement/Prospectus to be mailed to Southside's shareholders in connection with the meeting to be called to consider this Agreement and the Merger (the "Joint Proxy Statement/Prospectus") or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, with respect to the Registration Statement, when it becomes effective and with respect to the Joint Proxy Statement/Prospectus, when mailed to the shareholders of Southside or Allegiant, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein (in the case of the Proxy Statement/Prospectus, in light of the circumstances under which such statements were made) not misleading or any amendment thereof or supplement thereto, at the time of the meeting of Southside's or Allegiant's shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting (in the case of the Proxy Statement/Prospectus, in light of the circumstances under which such statements were made). All documents which Southside or any of the Southside Subsidiaries is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         2.23     Registration Obligations. Neither Southside nor any of the
                  ------------------------
Southside Subsidiaries is under any obligation, contingent or otherwise, which will survive the Effective Time by reason of any agreement to register any transaction involving any of its securities under the Securities Act.

         2.24     Tax and Regulatory Matters. Neither Southside nor any of the
                  --------------------------
Southside Subsidiaries has taken, agreed to take or will take any action or has any knowledge of any fact or circumstance that would (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

         2.25     Brokers and Finders. Except for Stifel, Nicolaus & Company,
                  -------------------
Incorporated, whose fees will be paid by Southside, neither Southside nor any of the Southside Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Southside or any of the Southside Subsidiaries in connection with this Agreement or the transactions contemplated hereby.

         2.26     Interest Rate Risk Management Instruments. Neither Southside
                  -----------------------------------------
nor any Southside Subsidiary has any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements to which Southside or any of the Southside Subsidiaries is a party or by which any of their properties or assets may be bound.



                                 ARTICLE III
                                 -----------
                 REPRESENTATIONS AND WARRANTIES OF ALLEGIANT
                 -------------------------------------------

         As an inducement to Southside to enter into and perform its obligations under this Agreement, and notwithstanding any examinations, inspections, audits or other investigations made by Southside, subject to
Section 1.17 hereof and except as set forth in a section of the Disclosure Schedule corresponding to the relevant Section of Article III set forth below, Allegiant hereby represents and warrants to Southside as follows:

         3.01     Organization and Authority. Allegiant is a corporation duly
                  --------------------------
organized, validly existing and in good standing under the laws of the State of Missouri, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted. Allegiant is registered as a bank holding company with the Federal Reserve Board under the BHCA. True and complete copies of the Articles of Incorporation, charter and By-Laws of Allegiant, and the Articles of Association and By-Laws of each Allegiant Subsidiary, each as in effect on the date of this Agreement, are attached hereto as Schedule 3.01.
                                                             -------------

         3.02     Subsidiaries.
                  ------------

                  (a) Schedule 3.02 sets forth a complete and correct list
                      -------------
         of all of Allegiant's Subsidiaries (each a "Allegiant Subsidiary" and, collectively, the "Allegiant Subsidiaries"), and all outstanding Equity Securities of each Allegiant Subsidiary, all of which are owned directly or indirectly by Allegiant. All of the outstanding shares of capital stock of the Allegiant Subsidiaries owned directly or indirectly by Allegiant are validly issued, fully paid and nonassessable and are owned free and clear of any Lien with respect thereto. Each of the Allegiant Subsidiaries is a corporation, bank or savings bank duly incorporated or organized and validly existing under the laws of its jurisdiction of incorporation or organization, and has corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Each of the Allegiant Subsidiaries is duly qualified to do business in each jurisdiction where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

                  (b) ALLEGIANT BANK ("AB") is a banking association duly organized and validly existing under the laws of the State of Missouri. The deposits of AB are insured by the FDIC under the FDI Act.

         3.03     Capitalization of Allegiant. The authorized capital stock of
                  ---------------------------
Allegiant consists of 20,000,000 shares of Allegiant Common Stock, of which, as of March 31, 2001, 8,897,111 shares were issued and outstanding. As of March 31, 2001, Allegiant had reserved 711,700 shares of Allegiant Common Stock for issuance under various employee and/or director stock option, incentive and/or benefit plans (collectively, "Allegiant Employee/Director Stock Grants"). From March 31, 2001 through the date of this Agreement, no shares of Allegiant Common Stock have been issued, excluding any such shares which may have been issued in connection with the Investment Plan or Allegiant Employee/Director Stock Grants. Except for the Allegiant Dividend Reinvestment Plan (the "Investment Plan"), Allegiant does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the issuance of any share of Allegiant Common Stock or any other Equity Securities of Allegiant. Neither Allegiant nor any Allegiant Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance and neither Allegiant nor Allegiant will take any action that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement. Except as set forth above, there are no other Equity Securities of Allegiant outstanding. All of the issued and outstanding shares of Allegiant Common Stock are validly issued, fully paid, and nonassessable, and have not been issued in violation of any preemptive right of any shareholder of Allegiant.

         3.04     Authorization.
                  -------------

                  (a) Allegiant has the corporate power and authority to enter into this Agreement and the Southside and Allegiant Voting Agreements and to carry out its obligations under the Southside and Allegiant Voting Agreements and, subject to the approval of this Agreement, the Merger and the transactions contemplated thereby by the shareholders of Allegiant and the Regulatory Authorities, to carry out its obligations under this Agreement. The only shareholder vote required for Allegiant to approve this Agreement, the Merger and the transactions contemplated hereby and thereby is the affirmative vote of the holders of at least two-thirds of the outstanding shares of Allegiant Common Stock entitled to vote at a meeting called for such purpose. The execution, delivery and performance of this Agreement and the Southside and Allegiant Voting Agreements by Allegiant and the consummation by Allegiant of the transactions contemplated hereby and thereby and the consummation by Allegiant of the transactions contemplated hereby and thereby in accordance with and subject to the terms of this Agreement and the Southside and Allegiant Voting Agreements have been duly authorized by all requisite corporate action of Allegiant, except, in the case of this Agreement, for the approval of this Agreement and the transactions contemplated hereby by the Allegiant shareholders. The Southside and Allegiant Voting Agreements are and, subject to the receipt of such approvals of the Allegiant shareholders and the Regulatory Authorities as may be required by statute or regulation, this Agreement is, a valid and binding obligation of Allegiant enforceable against it in accordance with their respective terms. Allegiant's Board of Directors has taken all actions so that no Missouri antitakeover measure, whether pursuant to Allegiant's Articles of Incorporation or Bylaws, applicable Missouri law, or otherwise will apply to the Merger or this Agreement or the transactions contemplated hereby.

                  (b) Neither the execution, delivery and performance by Allegiant of this Agreement or the Southside or Allegiant Voting Agreements, nor the consummation by Allegiant of the transactions contemplated hereby or thereby, nor compliance by Allegiant with any of the provisions hereof or thereof, will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien upon any of the properties or assets of Allegiant or any of the Allegiant Subsidiaries under any of the terms, conditions or provisions of (x) its Articles of Incorporation, charter or By-Laws, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Allegiant or any of the Allegiant Subsidiaries is a party or by which it may be bound, or to which Allegiant or any of the Allegiant Subsidiaries or any of the properties or assets of Allegiant or the Allegiant Subsidiaries may be subject, or (ii) subject to compliance with the statutes and regulations referred to in subsection (c) of this Section 3.04, violate any judgment, ruling, order, writ, injunction, decree, statute, rule or regulation applicable to Allegiant or any of the Allegiant Subsidiaries or any of their respective properties or assets.

                  (c) Other than in connection with or in compliance with the provisions of the Missouri Statute, the Securities Act, the Exchange Act, the securities or blue sky laws of the various states or filings, consents, reviews, authorizations, approvals or exemptions required under the BHCA, the FDI Act or any required approvals of any other Regulatory Authority, no notice to, filing with, exemption or review by, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Allegiant of the transactions contemplated by this Agreement.

         3.05     Allegiant Financial Statements.
                  ------------------------------

                  (a) Attached hereto as Schedule 3.05(a) is a copy of
                                         ----------------
         Allegiant's Form 10-K for the year ended December 31, 2000, and the consolidated unaudited balance sheets, statements of operations, changes in shareholders' equity for the each month ended and as of January 31, 2001, February 28, 2001, and March 31, 2001.

                  (b) The financial statements contained in the documents referenced in Schedule 3.05(a) are referred to collectively as the
                       ----------------
         "Allegiant Financial Statements." The Allegiant Financial Statements have been prepared in accordance with GAAP, consistently applied, during the periods involved, and present fairly the consolidated financial position of Allegiant and the Allegiant Subsidiaries at the dates thereof and the consolidated results of operations, changes in shareholders' equity and cash flows, as applicable, of Allegiant and the Allegiant Subsidiaries for the periods stated therein, subject to the exclusion in the monthly financial statements of footnotes required by GAAP and to normal year-end adjustments which are not individually or in the aggregate material. The Allegiant Financial Statements are derived from the books and records of Allegiant and the Allegiant Subsidiaries, which are complete and accurate in all respects and have been maintained in accordance with good business practices.

         3.06     Allegiant Reports. Since January 1, 1997, each of Allegiant
                  -----------------
and its Subsidiaries has timely filed any and all Allegiant Reports, together with any required amendments thereto, that it was required to file with any Regulatory Authority. All such reports and statements filed with any such Regulatory Authority are collectively referred to herein as the "Allegiant Reports." As of its respective date, each Allegiant Report complied in all material respects with all the rules and regulations promulgated by the applicable Regulatory Authority and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. With respect to Allegiant Reports filed with the Regulatory Authorities, there is no material unresolved violation, criticism or exception by any Regulatory Authority with respect to any report or statement filed by, or any examinations of, Allegiant or any of the Allegiant Subsidiaries.

         3.07     Environmental Matters. Neither Allegiant nor any of the
                  ---------------------
Allegiant Subsidiaries has caused or allowed the generation, treatment, storage, disposal or release at any of its owned or leased real properties of any Toxic Substance, except in accordance in all material respects with all applicable federal, state and local laws and regulations. There are no underground storage tanks located on, in or under any real property owned or leased by Allegiant or any Allegiant Subsidiary.

         3.08     Taxes. Allegiant and each Allegiant Subsidiary have timely
                  -----
filed all material income tax returns required to be filed ("Allegiant Returns"). Each of Allegiant and the Allegiant Subsidiaries has paid, or set up adequate reserves on the Allegiant Financial Statements for the payment of, all income taxes shown on the Allegiant Returns required to be paid in respect of the periods covered by such Allegiant Returns. Neither Allegiant nor any Allegiant Subsidiary has any material liability for any such income taxes in excess of the amounts so paid or reserves so established and, to the knowledge of Allegiant, no material deficiencies for any such income tax, have been proposed, asserted or assessed in writing (tentatively or definitely) against Allegiant or any of the Allegiant Subsidiaries which have not been settled or would not be covered by existing reserves. Neither Allegiant nor any of the Allegiant Subsidiaries is delinquent in the payment of any material income tax nor has it requested any extension of time within which to file any income tax returns in respect of any fiscal year which have not since been filed and no requests for waivers of the time to assess any tax are pending. No federal or state income tax return of Allegiant or any Allegiant Subsidiaries has been audited by the IRS or any state tax authority for the three (3) most recent full calendar years. There is no deficiency or refund litigation with respect to the Allegiant Returns. Neither Allegiant nor any of the Allegiant Subsidiaries has extended or waived any statute of limitations that is currently in effect on the assessment of any tax due.

         3.09     Loans, Commitments and Contracts.
                  --------------------------------

                  (a) Schedule 3.09(a) contains a complete and accurate
                      ----------------
         listing of all contracts entered into with respect to deposits and repurchase agreements of $5,000,000 or more, as of March 31, 2001, by account, and all loan agreements, notes, security agreements, bankers' acceptances, outstanding letters of credit, participation agreements, and other documents relating to or involving extensions of credit by Allegiant or any of the Allegiant Subsidiaries and all loan commitments and commitments to issue letters of credit and other commitments to extend credit with respect to any one entity in excess of $5,000,000 to which Allegiant or any of the Allegiant Subsidiaries is a party or by which it is bound, by account.

                  (b) Except for the contracts and agreements required to be listed on Schedule 3.09(a) and the loans required to be listed on
                   ----------------
         Schedule 3.09(f), neither Allegiant nor any of the Allegiant
         ----------------
         Subsidiaries is a party to or is bound by any:

                           (i)    agreement, contract, arrangement,
                  understanding or commitment with any labor union;

                           (ii) material franchise or license agreement, excluding software license agreements entered into in the ordinary course of business;

                           (iii) employment, severance, termination pay, agency, consulting or similar agreement or commitment in respect of personal services;

                           (iv)   material agreement, arrangement or
                  commitment (A) not made in the ordinary course of business, and (B) pursuant to which Allegiant or any of the Allegiant Subsidiaries is or may become obligated to invest in or contribute to any Allegiant Subsidiary other than pursuant to Allegiant employee benefit plans or agreements relating to joint ventures or partnerships set forth in Schedule 3.02, true and complete copies of which
                           -------------
                  have been furnished to Southside;

                           (v) agreement, indenture or other instrument not disclosed in the Allegiant Financial Statements relating to the borrowing of money by Allegiant or any of the Allegiant Subsidiaries or the guarantee by Allegiant or any of the Allegiant Subsidiaries of any such obligation (other than trade payables or instruments related to transactions entered into in the ordinary course of business by Allegiant or any of the Allegiant
                  Subsidiaries, such as deposits, FHLB and Federal Funds borrowings and repurchase and reverse repurchase agreements), other than such agreements, indentures or instruments providing for annual payments of less than $200,000;

                           (vi) contract containing covenants which limit the ability of Allegiant or any of the Allegiant Subsidiaries to compete in any line of business or with any person or which involves any restrictions on the geographical area in which, or method by which, Allegiant or any of the Allegiant Subsidiaries may carry on their respective businesses (other that as may be required by law or any applicable Regulatory Authority);

                           (vii)  lease with annual rental payments
                  aggregating $100,000 or more;

                           (viii) loans or other obligations payable or
                  owing to any officer, director or employee except (A) salaries, wages and directors' fees or other compensation incurred and accrued in the ordinary course of business and (B) obligations due in respect of any depository accounts maintained by any of the foregoing with Allegiant or any of the Allegiant Subsidiaries in the ordinary course of business; or

                           (ix) other agreement, contract, arrangement, understanding or commitment involving an obligation by Allegiant or any of the Allegiant Subsidiaries of more than $250,000 that cannot be canceled without cost or penalty upon notice of 30 days or less, other than contracts entered into in respect of deposits, loan agreements and commitments, notes, security agreements, repurchase and reverse repurchase agreements, bankers' acceptances, outstanding letters of credit and commitments to issue letters of credit, participation agreements and other documents relating to transactions entered into by Allegiant or any of the Allegiant Subsidiaries in the ordinary course of business and not involving extensions of credit with respect to any one entity or related group of entities in excess of $1,000,000.

                  (c) Allegiant and/or the Allegiant Subsidiaries carry property, liability, director and officer errors and omissions, products liability and other insurance coverage as set forth in
         Schedule 3.09(c) under the heading "Insurance."
         ----------------

                  (d) True, correct and complete copies of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 3.09(a), (b) and (c) have been or shall be
               ------------------------------
         furnished or made available to Southside.

                  (e) Except as set forth on the applicable schedule, each of the agreements, contracts, leases, insurance policies and other documents referred to in Schedules 3.09 (a), (b) and (c) is a
                                  -------------------------------
         valid, binding and enforceable obligation of the Allegiant or the Allegiant Subsidiary who is a party thereto and to Allegiant's knowledge, the other parties sought to be bound thereby, except as the enforceability thereof against the parties thereto may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws now or hereafter in effect relating to the enforcement of creditors' rights generally, and except that equitable principles may limit the right to obtain specific performance or other equitable remedies.

                  (f) Schedule 3.09(f) under the heading "Loans" contains a
                      ----------------
         true, correct and complete listing, as of March 31, 2001, by account, of (i) all loans in excess of $500,000 of Allegiant or any of the Allegiant Subsidiaries that have been accelerated during the past three months; (ii) all loan commitments or lines of credit of Allegiant or any of the Allegiant Subsidiaries in excess of $500,000 which have been terminated by Allegiant or any of the Allegiant Subsidiaries during the past three months by reason of default or adverse developments in the condition of the borrower or other events or circumstances affecting the credit of the borrower;
         (iii) all loans, lines of credit and loan commitments in excess of $500,000, as to which Allegiant or any of the Allegiant Subsidiaries has given written notice of its intent to terminate during the past three months; (iv) with respect to all loans in excess of $500,000 all notification letters and other written communications from Allegiant or any of the Allegiant Subsidiaries to any of their respective borrowers, customers or other parties during the past three months wherein Allegiant or any of the Allegiant Subsidiaries has requested or demanded that actions be taken to correct existing defaults or facts or circumstances which may become defaults; (v) each borrower, customer or other party which has notified Allegiant or any of the Allegiant Subsidiaries during the past three months of, or has asserted against Allegiant or any of the Allegiant Subsidiaries, in each case in writing, any "lender liability" or similar claim, and, to the knowledge of Allegiant, each borrower, customer or other party which has given Allegiant or any of the Allegiant Subsidiaries any oral notification of, or orally asserted to or against Allegiant or any of the Allegiant Subsidiaries, any such claim; or (vi) all loans in excess of $250,000 (A) that are contractually past due 90 days or more in the payment of principal and/or interest, (B) that are on non-accrual status, (C) that have been classified "doubtful," "loss" or the equivalent thereof by any Regulatory Authority, (D) where a reasonable doubt exists as to the timely future collectibility of principal and/or interest, whether or not interest is still accruing or the loan is less than 90 days past due, (E) the interest rate terms have been reduced and/or the maturity dates have been extended subsequent to the agreement under which the loan was originally created due to concerns regarding the borrower's ability to pay in accordance with such initial terms, or
         (F) where a specific reserve allocation exists in connection therewith.

         3.10     Absence of Defaults. Neither Allegiant nor any of the
                  -------------------
Allegiant Subsidiaries is in violation of its Articles of Incorporation, charter or By-Laws or in default under any material agreement, commitment, arrangement, lease, insurance policy or other instrument, whether entered into in the ordinary course of business or otherwise and whether written or oral, and, to the knowledge of Allegiant, no third party is in default thereunder, nor has any event occurred which, through the passage of time or the giving of notice (including, without limitation, the consummation of the transactions contemplated by this Agreement), or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto or the creation of a lien or encumbrance upon Allegiant or any of the Allegiant Subsidiaries' assets.

         3.11     Litigation and Other Proceedings. Except as otherwise
                  --------------------------------
disclosed in the Allegiant Financial Statements, neither Allegiant nor any of the Allegiant Subsidiaries is a party to any pending or, to the knowledge of Allegiant, threatened claim, action, suit, investigation or proceeding, or is subject to any order, judgment or decree. Without limiting the generality of the foregoing, there are no actions, suits or proceedings pending or, to the knowledge of Allegiant, threatened against Allegiant or any of the Allegiant Subsidiaries or any of their respective officers or directors by any shareholder of Allegiant or any of the Allegiant Subsidiaries (or any former shareholder of Allegiant or any of the Allegiant Subsidiaries) or involving claims under the Community Reinvestment Act of 1977, as amended, the Bank Secrecy Act, the fair lending laws or any other similar laws.

         3.12     Compliance with Laws.
                  --------------------

                  (a) Allegiant and each of the Allegiant Subsidiaries have all permits, licenses, authorizations, orders and approvals of, and have made all filings, applications and registrations with, all Regulatory Authorities that are required in order to permit them to own or lease their respective properties and assets and to carry on their respective businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of Allegiant, no suspension or cancellation of any of them is threatened; and all such filings, applications and registrations are current.

                  (b) (i) Each of Allegiant and the Allegiant Subsidiaries has complied with all laws, regulations and orders (including, without limitation, zoning ordinances, building codes, ERISA, and securities, tax, environmental, civil rights, and occupational health and safety laws and regulations including, without limitation, in the case of Allegiant or any Allegiant Subsidiary that is a bank or savings association, banking organization, banking corporation or trust company, all statutes, rules, regulations and policy statements pertaining to the conduct of a banking, deposit-taking, lending or related business, or to the exercise of trust powers) and governing instruments applicable to it and to the conduct of its business, and (ii) neither Allegiant nor any of the Allegiant Subsidiaries is in default under, and no event has occurred which, with the lapse of time or notice or both, could result in the default under, the terms of any judgment, order, writ, decree, permit, or license of any Regulatory Authority or court, whether federal, state, municipal or local, and whether at law or in equity.

                  (c) Neither Allegiant nor any of the Allegiant Subsidiaries is subject to or reasonably likely to incur a liability as a result of its ownership, operation, or use of any Allegiant Property of Allegiant (whether directly or, to the knowledge of Allegiant, as a consequence of such Allegiant Property being acquired in foreclosure or in lieu of foreclosure or being part of the investment portfolio of Allegiant or any of the Allegiant Subsidiaries) (A) that is contaminated by or contains any Toxic Substance, including, without limitation, petroleum and petroleum products, asbestos, PCBs, pesticides, herbicides and any other substance or waste that is hazardous to human health or the environment and regulated by federal, state or local law, or (B) on which any Toxic Substance has been stored, disposed of, placed or used at the Allegiant Property or in the construction of structures thereon. "Allegiant Property" shall include all property (real or personal, tangible or intangible) owned or controlled by Allegiant or any of the Allegiant Subsidiaries, including, without limitation, property acquired under foreclosure or in lieu of foreclosure, property in which any venture capital or similar unit of Allegiant or any of the Allegiant Subsidiaries has an interest and, to the knowledge of Allegiant, property held by Allegiant or any of the Allegiant Subsidiaries in its capacity as a trustee. No claim, action, suit or proceeding is pending or, to the knowledge of Allegiant, threatened, and no material claim has been asserted against Allegiant or any of the Allegiant Subsidiaries relating to Allegiant Property of Allegiant or any of the Allegiant Subsidiaries before any court or other Regulatory Authority or arbitration tribunal relating to Toxic Substances, pollution or the environment, and there is no outstanding judgment, order, writ, injunction, decree or award against or affecting Allegiant or any of the Allegiant Subsidiaries with respect to the same.

                  (d) Neither Allegiant nor any of the Allegiant Subsidiaries has received any notification or communication that has not been finally resolved from any Regulatory Authority (i) asserting that Allegiant or any of the Allegiant Subsidiaries or any Allegiant Property is not in substantial compliance with any of the statutes, regulations or ordinances that such Regulatory Authority enforces, (ii) threatening to revoke any license, franchise, permit or governmental authorization, including, without limitation, such company's status as an insured depository institution under the FDI Act, or (iii) requiring or threatening to require Allegiant or any of the Allegiant Subsidiaries, or indicating that Allegiant or any of the Allegiant Subsidiaries may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement restricting or limiting or purporting to direct, restrict or limit in any manner the operations of Allegiant or any of the Allegiant Subsidiaries, including, without limitation, any restriction on the payment of dividends. No such cease and desist order, agreement or memorandum of understanding or other agreement is currently in effect.

                  (e) Neither Allegiant nor any of the Allegiant
         Subsidiaries is required by Section 32 of the FDI Act to give prior notice to any federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior executive officer.

         3.13     Allowance for Loan and Lease Losses; Non-Performing Assets;
                  -----------------------------------------------------------
                  Financial Assets.
                  -----------------

                  (a) All of the accounts, notes and other receivables that are reflected in the Allegiant Financial Statements as of December 31, 2000, were acquired in the ordinary course of business and were collectible in full in the ordinary course of business, except for probable loan and lease losses that are adequately provided for in the allowance for loan and lease losses reflected in such Allegiant Financial Statements, and the collection experience of Allegiant and the Allegiant Subsidiaries since December 31, 2000 to the date hereof, has not deviated in any material and adverse manner from the credit and collection experience of Allegiant and the Allegiant Subsidiaries, taken as a whole, for the three months ended December 31, 2000.

                  (b) The allowances for loan losses contained in the Allegiant Financial Statements were established in accordance with the past practices and experiences of Allegiant and the Allegiant Subsidiaries, and the allowance for loan and lease losses shown on the consolidated balance sheet of Allegiant and the Allegiant Subsidiaries as of December 31, 2000, were adequate in all material respects under the requirements of GAAP, or regulatory accounting principles, as the case may be, to provide for probable losses on loans and leases (including, without limitation, accrued interest receivable) and credit commitments (including, without limitation, stand-by letters of credit) as of the date of such balance sheet.

                  (c) Schedule 3.13(c) sets forth as of March 31, 2001 all
                      ----------------
         assets classified by Allegiant as real estate acquired through foreclosure or repossession, including foreclosed assets.

                  (d) As of December 31, 2000, the aggregate amount of all Non-Performing Assets on the books of Allegiant and the Allegiant Subsidiaries did not exceed $3,400,000.

                  (e) All loans receivable (including discounts) and accrued interest entered on the books of Allegiant and the Allegiant Subsidiaries arose out of bona fide arm's length transactions, were made for good and valuable consideration in the ordinary course of Allegiant's or the appropriate Allegiant Subsidiary's respective business, and the notes or other evidences of indebtedness with respect to such loans or discounts are true and genuine and are what they purport to be. To the knowledge of Allegiant, the loans, discounts and the accrued interest reflected on the books of Allegiant and the Allegiant Subsidiaries are subject to no defenses, set-offs or counterclaims (including, without limitation, those afforded by usury or truth-in-lending laws), except as may be provided by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by general principles of equity.

                  (f) The notes and other evidences of indebtedness evidencing the loans described in Section 3.13 above, and all pledges, mortgages, deeds of trust and other collateral documents or security instruments relating thereto are and will be, in all material respects, valid, true, genuine and enforceable, and what they purport to be.

         Allegiant and each of the Allegiant Subsidiaries has good and valid title to the investment securities shown on the Allegiant Financial Statements and all securities entered on the books of Allegiant or the appropriate Allegiant Subsidiary subsequent to December 31, 2000, except for those sold or redeemed in the ordinary course of business. A complete and accurate list of such investment securities as of December 31, 2000 is attached as Schedule 3.13(f). Such list
                                                ----------------
         shall be updated each month in writing until the Closing.

         3.14     Absence of Undisclosed Liabilities. Neither Allegiant nor any
                  ----------------------------------
of the Allegiant Subsidiaries has any debts, liabilities or obligations equal to or exceeding $50,000 individually, or $100,000 in the aggregate, whether accrued, absolute, contingent or otherwise and whether due or to become due, which would be required to be reflected in the Allegiant
Financial Statements or the notes thereto in accordance with GAAP except:
(i) debts, liabilities or obligations reflected on the Allegiant Financial Statements and the notes thereto; (ii) operating leases reflected on
Schedule 3.09(b); and (iii) debts, liabilities or obligations incurred since
----------------
December 31, 2000 in the ordinary and usual course of their respective businesses, none of which are for breach of contract, breach of warranty, torts, infringements or lawsuits.

         3.15     Material  Adverse Effect.  Since December 31, 2000,  there
                  ------------------------
has been no Material Adverse Effect on Allegiant and the Allegiant Subsidiaries, taken as a whole.

         3.16     Joint Proxy Statement/Prospectus. None of the information
                  --------------------------------
regarding Allegiant or any of the Allegiant Subsidiaries to be supplied by Allegiant for inclusion or included in (i) the Registration Statement, (ii) the Joint Proxy Statement/Prospectus, or (iii) any other documents to be filed with any Regulatory Authority in connection with the transactions contemplated hereby will, at the respective times such documents are filed with any Regulatory Authority and, with respect to the Registration Statement, when it becomes effective and, with respect to the Joint Proxy Statement/Prospectus, when mailed to the shareholders of Southside or Allegiant, be false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein (in the case of the Proxy Statement/Prospectus, in light of the circumstances under which such statements were made) not misleading or, in the case of the Joint Proxy Statement/Prospectus or any amendment thereof or supplement thereto, at the time of the meeting of Southside's or Allegiant's shareholders referred to in Section 5.03, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for such meeting (in the case of the Proxy Statement/Prospectus, in light of the circumstances under which such statements were made). All documents which Allegiant is responsible for filing with any Regulatory Authority in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

         3.17     Tax and Regulatory Matters. Neither Allegiant nor any of the
                  --------------------------
Allegiant Subsidiaries has taken, agreed to take or will take any action or has any knowledge of any fact or circumstance that would (i) prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 6.01(b) or the consummation of the transactions contemplated by this Agreement.

         3.18     Brokers and Finders. Except for Legg Mason Wood Walker,
                  -------------------
Incorporated, neither Allegiant nor any of the Allegiant Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder's fees, and no broker or finder has acted directly or indirectly for Allegiant in connection with this Agreement or the transactions contemplated hereby.

         3.19     No Negotiations. The parties hereto acknowledge that
                  ---------------
Allegiant has engaged in certain preliminary discussions with First Banks, Inc., a Missouri corporation ("First Banks"), regarding a possible transaction which could have resulted in the disposition of certain Southside Subsidiaries to First Banks in connection with the Merger. Allegiant hereby represents and warrants to Southside that such discussions have been terminated and Allegiant has no agreement, arrangement or understanding with First Banks with respect to such possible transaction or other similar transaction involving First Banks, its associates or its affiliates.

         3.20     Change of Control Payments. Neither the execution nor
                  --------------------------
delivery of this Agreement, nor the consummation of any of the transactions contemplated hereby, will (i) result in any payment (including, without limitation, severance, unemployment compensation or golden parachute payment) becoming due to any director or employee of Allegiant or any of the Allegiant Subsidiaries from any of such entities, (ii) increase any benefit otherwise payable under any of the Allegiant Employee Plans or (iii) result in the acceleration of the time of payment of any such benefit; provided, however, employees or directors of Allegiant may be paid merit based discretionary awards based upon job performance related to the transactions contemplated hereby.



                                 ARTICLE IV
                                 ----------
              CONDUCT OF BUSINESSES PRIOR TO THE EFFECTIVE TIME
              -------------------------------------------------

         4.01     Conduct of Businesses Prior to the Effective Time. During the
                  -------------------------------------------------
period from the date of this Agreement to the Effective Time, Southside and each of the Southside Subsidiaries shall conduct their businesses according to the ordinary and usual course consistent with past and current practices and shall use their best efforts to maintain and preserve their business organization, employees and advantageous business relationships and retain the services of their officers and key employees. During the period from the date of this Agreement to the Effective Time, Allegiant and each of the Allegiant Subsidiaries shall conduct their businesses according to the ordinary and usual course consistent with past and current practices and shall use their best efforts to maintain and preserve their business organization, employees and advantageous business relationships and retain the services of their officers and key employees; provided, however, Allegiant may take such actions as are necessary or desirable to finance its obligations under the Merger (although the obligations of Allegiant to consummate the transactions contemplated hereby are not contingent or conditioned upon Allegiant's receipt of any such financing) and nothing herein shall prevent Allegiant from entertaining, negotiating or entering into any agreement with respect to the possible acquisition of Allegiant by a third party (provided that Allegiant shall promptly advise Southside with respect to any such matters and, in the event of any such agreement or transaction with a third party prior to the Effective Time and as a condition thereto, mutually satisfactory amendments shall be made to this Agreement to place the Southside shareholders in the same position (economic or otherwise) they would have been in had such agreement or transaction been entered into after the Effective Time). Allegiant covenants and agrees that prior to the Effective Time, it shall not enter into any agreement pursuant to which Allegiant agrees to acquire a third party business which would be deemed to be "significant" to Allegiant on a consolidated basis under any of the conditions of Rule 1-02(w) of SEC Regulation S-X. The parties acknowledge that the taking by Allegiant of any actions permitted pursuant to this
Section 4.01 shall not be deemed a breach, for any purpose, of a representation or warranty hereunder that relates to the subject matter of such actions.

         4.02     Forbearances of Southside. Except as set forth in Schedule
                  -------------------------                         --------
4.02, and except to the extent required by law, regulation or Regulatory
----
Authority or contemplated by or expressly permitted pursuant to the terms of this Agreement, or with the prior written consent of Allegiant during the period from the date of this Agreement to the Effective Time (which consent shall not be unreasonably withheld, delayed or conditioned), Southside shall not and shall not permit any of the Southside Subsidiaries to:

                  (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock, other than its regular quarterly dividends in amounts not exceeding the last quarterly dividend and with normal record and payment dates consistent with prior practice;

                  (b) except as otherwise set forth in Section 5.09(d), enter into or amend any employment, severance or similar agreement or arrangement with any director, officer or employee, or materially modify any of the Southside Employee Plans or grant any salary or wage increase or materially increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation to employees who are not directors or officers consistent with past practice or, with the consent of Allegiant not to be unreasonably withheld, to directors and officers, and (ii) as required by law or contract;

                  (c) propose or adopt any amendments to its Articles of Incorporation or other charter document or By-Laws, except as contemplated hereby;

                  (d) issue, sell, grant, confer or award any of its Equity Securities, except that the Southside may issue shares of Southside Common Stock upon exercise of the Southside Stock Options outstanding on the date of this Agreement, or effect any stock split or adjust, combine, reclassify or otherwise change its capitalization as it existed on the date of this Agreement, other than with respect to its KSOP;

                  (e) purchase, redeem, retire, repurchase or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its Equity Securities, whether pursuant to the terms of such Equity Securities or otherwise;

                  (f) cause or permit any Southside Subsidiary to enter into, renew or increase any loan or credit commitment (including stand-by letters of credit) to, or invest or agree to invest in any person or entity or modify any of the material provisions or renew or otherwise extend the maturity date of any existing loan or credit commitment (collectively, "Lend to") in an amount equal to or in excess of $5,000,000 or in any amount which, when aggregated with any and all loans or credit commitments of Southside and the Southside Subsidiaries to such person or entity, would be equal to or in excess of $5,000,000 without the prior written consent of Allegiant; provided, however, that nothing in this paragraph shall prohibit Southside or any Southside Subsidiary from honoring any contractual obligation in existence on the date of this Agreement. Notwithstanding this Section 4.02(f), Southside shall be authorized without first consulting with Allegiant or obtaining Allegiant's prior written consent, to cause or permit Southside and the Southside Subsidiaries to increase the aggregate amount of any credit facilities theretofore established in favor of any particular person or entity (each a "Pre-Existing Facility"), provided that the aggregate amount of any and all such increases to any particular person or entity shall not be in excess of $500,000;

                  (g) take any action that would (i) prevent or impede the Merger from qualifying as a reorganization within the meaning of
         Section 368(a)(1)(A) of the Code, or (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Allegiant or Southside to obtain any approval of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement;

                  (h) other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money or assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

                  (i) materially restructure or change its investment securities portfolio, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported, or execute individual investment transactions for its own account of greater than $2,000,000 for U.S. Treasury or Federal Agency Securities and $500,000 for all other investment instruments;

                  (j) agree in writing or otherwise to take any of the foregoing actions or engage in any activity, enter into any transaction or intentionally take or omit to take any other act which would make any of the representations and warranties in
         Article II of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other act; or

                  (k) enter into, increase or renew any loan or credit commitment (including standby letters of credit) to any executive officer or director of Southside or any of the Southside Subsidiaries, any holder of 10% or more of the outstanding shares of Southside Common Stock, or any entity controlled, directly or indirectly, by any of the foregoing or engage in any transaction with any of the foregoing which is of the type or nature sought to be regulated in 12 U.S.C. Section 371c and 12 U.S.C. Section 371c-1. For purposes of this subsection (k), "control" shall have the meaning associated with that term under 12 U.S.C. Section 371c.

         4.03     Acquisition Proposals; Board Recommendation.
                  -------------------------------------------

                  (a) Southside agrees that it shall not, nor shall it authorize or knowingly permit any officer, director, employee, investment banker, attorney, accountant, agent or other advisor or representative of Southside, directly or indirectly, to (i) solicit, initiate or knowingly facilitate or encourage the submission of any Acquisition Proposal for Southside from and after the date hereof, (ii) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action knowingly to facilitate any inquiries or the making of any proposal that constitutes an Acquisition Proposal for Southside from and after the date hereof,
         (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of Southside Equity Securities or (iv) enter into any agreement with respect to any Acquisition Proposal for Southside; provided, however, that if, at any time prior to the Southside shareholder approval pursuant to Section 5.03(a), Southside's Board of Directors reasonably determines in good faith, after consultation with and receipt of advice from outside counsel and independent financial advisor of Southside, that failing to take such action would be inconsistent with its fiduciary duties to Southside's shareholders under applicable law, Southside may, in response to an Acquisition Proposal for Southside made after the date of this Agreement which was not solicited by Southside or its representatives or agents and which did not otherwise result from a breach of this Section 4.03, and which is reasonably likely to lead to a Superior Proposal, and subject to compliance with Section 4.03(c); (x) furnish information with respect to Southside to any person pursuant to a customary confidentiality agreement including customary standstill provisions (as determined by Southside after consultation with its outside counsel) and (y) participate in negotiations regarding such Acquisition Proposal for Southside. "Acquisition Proposal" means any inquiry, proposal or offer relating to any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of 15% or more of the assets of Southside or any of the Southside Subsidiaries or 15% or more of any class of Equity Securities of Southside or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of Equity Securities of Southside or any of the Southside Subsidiaries, any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving Southside or any of the Southside Subsidiaries, other than the negotiations with Allegiant, or any other transaction the consummation of which could reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which could reasonably be expected to dilute materially the benefits to Allegiant of the Merger.

                  (b) Neither the Board of Directors of Southside nor any committee thereof shall (i) withdraw, or propose publicly to withdraw, in a manner adverse to Allegiant, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) subject to Section 4.03(d), modify, or propose publicly to modify, in a manner adverse to Allegiant the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal for Southside or (iv) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement or propose publicly or agree to do any of the foregoing related to any Acquisition Proposal for Southside. Notwithstanding the foregoing, if at any time prior to receipt of Southside shareholder approval of this Agreement, the Merger and the transactions contemplated hereby, the Board of Directors of Southside reasonably determines, in good faith after consultation with the independent financial advisor of Southside, that it has received an Acquisition Proposal for Southside that constitutes a Superior Proposal which did not result from a breach of Southside's obligations under this Section 4.03 and also reasonably determines that failure to do one of the following would be inconsistent with its fiduciary duties to Southside's shareholders under applicable law, the Board of Directors of Southside may (subject to this and the following sentences), after paying to Allegiant the Southside Termination Fee, (x) withdraw or modify its approval or recommendation of this Agreement, the Merger and the transactions contemplated hereby, (y) approve or recommend the Superior Proposal or (z) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause Southside to enter into any agreement with respect to the Superior Proposal), but in each of the cases set forth in clause (x), (y) or
         (z), only at a time prior to the Southside shareholder approval pursuant to Section 5.03(a) and only at a time that is after the tenth (10th) calendar day following Allegiant's receipt of written notice advising Allegiant that the Board of Directors of Southside has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal. For all purposes of this Agreement, a "Superior Proposal" means any bona fide proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, 100% of the Southside Securities then outstanding (whether pursuant to a tender or exchange offer, merger, consolidation, share exchange, or other business combination) or all or substantially all the assets of Southside and otherwise on terms which the Board of Directors of Southside determines in its good faith judgment (based on a written opinion of Southside's financial advisor) to be materially more favorable to Southside and its shareholders than the Merger (taking into account any changes to the financial and other contractual terms of this Agreement proposed by Allegiant in response to such proposal, the person making the proposal, any legal or regulatory considerations and all other relevant financial and strategic considerations, including the timing of the consummation of such transactions) and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Southside, is reasonably capable of being obtained by such third party, provided that such proposal is reasonably determined by the Board of Directors of Southside, in good faith and after due inquiry, to be likely to be consummated.

                  (c) In addition to the obligations of Southside set forth in paragraphs (a) and (b) of this Section 4.03, Southside shall promptly (meaning within 48 hours) advise Allegiant orally and in writing of any request for information or of any Acquisition

         Proposal for Southside, the material terms and conditions of such request or Acquisition Proposal for Southside and the identity of the person making such request or Acquisition Proposal for Southside. Southside will keep Allegiant reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Acquisition Proposal for Southside. If, after Southside receives a Superior Proposal, Allegiant desires to continue negotiations with Southside with respect to the transactions provided for in this Agreement, Southside agrees to negotiate in good faith with Allegiant.

                  (d) Nothing contained in this Section 4.03 shall prohibit Southside from taking and disclosing to its shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to Southside's shareholders if, in the good faith judgment of the Board of Directors of Southside, after consultation with outside counsel, failure to so disclose would be inconsistent with its fiduciary duties to Southside's shareholders under the Missouri Statute; provided, however, neither Southside nor its Board of Directors nor any committee thereof shall, except as permitted by Section 4.03(b), withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the Merger or this Agreement or approve or recommend, or propose publicly to approve or recommend, an Acquisition Proposal for Southside.

         4.04     Forbearances of Allegiant. During the period from the date of
                  -------------------------
this Agreement to the Closing Date, Allegiant shall not, without the prior consent of Southside, agree in writing or otherwise to engage in any activity, enter into any transaction or take or omit to take any other action:

                  (a) that would (i) prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a)(1)(A) of the Code or (ii) materially impede or delay the consummation of the transactions contemplated by this Agreement or the ability of Allegiant or Southside to obtain any necessary approvals of any Regulatory Authority required for the transactions contemplated by this Agreement or to perform its covenants and agreements under this Agreement; or

                  (b) except to the extent required by law, regulation or any Regulatory Authority or contemplated by or expressly permitted pursuant to the terms of this Agreement, which would make any of the representations and warranties of Article III of this Agreement untrue or incorrect in any material respect if made anew after engaging in such activity, entering into such transaction, or taking or omitting such other action.


                                  ARTICLE V
                                  ---------
                            ADDITIONAL AGREEMENTS
                            ---------------------

         5.01     Access and Information; Due Diligence. Allegiant and
                  -------------------------------------
Southside shall each afford to the other, and to the other's accountants, counsel and other representatives, full access during normal business hours, during the period prior to the Effective Time, to all their

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

respective properties, books, contracts, commitments and records and, during such period, each shall furnish promptly to the other (i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and
(ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each party shall, and shall cause its advisors and representatives to, (A) hold confidential all information obtained in connection with any transaction contemplated hereby with respect to the other party and its Subsidiaries which is not otherwise public knowledge; (B) in the event of a termination of this Agreement, return all documents (including copies thereof) obtained hereunder from the other party or any of its Subsidiaries to such other party or its Subsidiaries and (C) use its best efforts to cause all information obtained pursuant to this Agreement or in connection with the negotiation of this Agreement to be treated as confidential and not use, or knowingly permit others to use, any such information unless such information becomes generally available to the public.

         5.02     Regulatory Matters.
                  ------------------

                  (a) Within forty-five (45) days after the date hereof and so long as Southside and its accountants and advisors have cooperated with the preparation of the Registration Statement, Allegiant shall prepare and, subject to the review and consent of Southside, Southside shall file with the SEC the Registration Statement (or the equivalent in the form of preliminary proxy materials) with respect to the shares of Surviving Corporation Common Stock to be issued in the Merger and the exercise of the Allegiant Stock Options after the Effective Time and shall use its best efforts to cause the Registration Statement to become effective. Within forty-five (45) days after the date hereof and so long as Southside and its accountants and advisors have cooperated with the preparation of such applications, Allegiant shall prepare and, subject to the review and consent of Southside, file an application for approval of the Merger with the Federal Reserve Board, and such additional Regulatory Authorities as may require an application. Southside shall take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of such shares and the exercise of such options, and Allegiant and the Allegiant Subsidiaries shall furnish Southside all information concerning Allegiant and the Allegiant Subsidiaries and the shareholders thereof as Southside may reasonably request in connection with any such action.

                  (b) Southside and Allegiant shall cooperate and use their respective best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary to consummate the transactions contemplated by this Agreement.

         5.03     Shareholder Approval.
                  --------------------

                  (a) Southside shall call a special meeting of its shareholders to be held as soon as is reasonably possible for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby, including, but not limited to, the issuance of the Surviving Corporation Common Stock in the Merger. In connection with such meeting, Allegiant shall prepare, subject to the review and consent of Southside, the Joint Proxy

         Statement/Prospectus (which shall be part of the Registration Statement to be filed with the SEC by Southside) and mail the same to the shareholders of Southside. The Board of Directors of Southside shall submit for approval of Southside's shareholders the matters to be voted upon at such meeting. The Board of Directors of Southside hereby does and will recommend this Agreement, the Merger and the transactions contemplated hereby to the shareholders of Southside and use its reasonable best efforts to obtain any vote of Southside's shareholders necessary for the approval of this Agreement, subject to Section 4.03.

                  (b) Allegiant shall call a special meeting of its shareholders to be held as soon as is reasonably possible for the purpose of voting upon this Agreement, the Merger and the transactions contemplated hereby. In connection with such meeting, Allegiant shall prepare, subject to the review and consent of Southside, the Joint Proxy Statement/Prospectus (which shall be part of the Registration Statement to be filed with the SEC by Southside) and mail the same to the shareholders of Allegiant. The Board of Directors of Allegiant shall submit for approval of Allegiant's shareholders the matters to be voted upon at such meeting. The Board of Directors of Allegiant hereby does and will recommend this Agreement, the Merger and the transactions contemplated hereby to the shareholders of Allegiant and use its reasonable best efforts to obtain any vote of Allegiant's shareholders necessary for the approval of this Agreement.

         5.04     Current Information. During the period from the date of this
                  -------------------
Agreement to the Closing Date, (i) Southside and Allegiant will promptly furnish the other party with copies of all monthly and other interim financial statements as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of the other party, and (ii) Allegiant shall promptly furnish to Southside copies of all filings by Allegiant with each of the Federal Reserve Board, any other Regulatory Authority and the SEC.
Each party shall promptly notify the other party of the following events immediately upon learning of the occurrence thereof, describing the same and, if applicable, the steps being taken by the affected party with respect thereto: (a) the occurrence of any event which could cause any representation or warranty of such party or any schedule, statement, report, notice, certificate or other writing furnished by such party to be untrue or misleading in any material respect; (b) any Material Adverse Effect to Southside or Allegiant; (c) the issuance or commencement of any governmental and/or regulatory agency complaint, investigation or hearing or any communications indicating that the same may be contemplated and, as to any such matter which shall now or hereafter be in effect, any communications pertaining thereto; or (d) the institution or the threat of any material litigation involving Southside or Allegiant. Until the Effective Time, Southside shall deliver to Allegiant monthly reports in form and pursuant to past timing as Southside has historically provided to its board members.

         5.05     Conforming Entries.
                  ------------------

                  (a) Notwithstanding that Southside believes that Southside and Southside Subsidiaries have established all reserves and taken all provisions for probable loan losses required by GAAP and applicable laws, rules and regulations, Southside recognizes that Allegiant may have adopted different loan, accrual and reserve policies

         (including loan classifications and levels of reserves for probable loan losses). From and after the date of this Agreement, Southside and Allegiant shall consult and cooperate with each other with respect to conforming the loan, accrual and reserve policies of Southside and the Southside Subsidiaries, to those policies of Allegiant, as specified in each case in writing to Southside, based upon such consultation and as hereinafter provided.

                  (b) In addition, from and after the date of this Agreement, Southside and Allegiant shall consult and cooperate with each other with respect to determining appropriate Southside accruals, reserves and charges to establish and take in respect of excess equipment write-off or write-down of various assets and other appropriate charges and accounting adjustments taking into account the parties' business plans following the Merger, as specified in each case in writing to Southside, based upon such consultation and as hereinafter provided.

                  (c) Southside and Allegiant shall consult and cooperate with each other with respect to determining the amount and the timing for recognizing for financial accounting purposes Southside's expenses of the Merger and the restructuring charges, if any, related to or to be incurred in connection with the Merger.

                  (d) With respect to clauses (a) through (c) of this
         Section 5.05, it is the objective of Allegiant and Southside that such reserves, accruals, charges and divestitures, if any, to be taken shall be consistent with GAAP and shall be taken no earlier than immediately prior to the Merger on the Closing Date.

         5.06     Agreements of Affiliates. Allegiant shall use its best
                  ------------------------

efforts to cause each person who is determined to be an "affiliate" of Allegiant for purposes of Rule 145 under the Securities Act to deliver to Allegiant, as of the date hereof, or as soon as practicable hereafter, a written agreement in substantially the form set forth as Exhibit B to this
                                                         ---------
Agreement providing that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Surviving Corporation Common Stock to be received by such person in the Merger during the period designated in such letter and thereafter in compliance with the applicable provisions of the Securities Act. Upon reasonable request of Allegiant, Southside shall use its best efforts to cause each person who is determined to be an "affiliate" of Southside to deliver to Allegiant, as of the date hereof, or as soon as practicable hereafter, a written agreement in substantially the form set forth as Exhibit B to this Agreement providing
                                    ---------
that each such person will agree not to sell, pledge, transfer or otherwise dispose of the shares of Surviving Corporation Common Stock to be received by such person in the Merger during the period designated in such letter and thereafter in compliance with the applicable provisions of the Securities Act.

         5.07     Expenses. Each party hereto shall bear its own expenses
                  --------
incident to preparing, entering into and carrying out this Agreement and to consummating the Merger; provided, however, that Allegiant shall pay all printing expenses and filing fees incurred in connection with this Agreement, the Registration Statement and the Joint Proxy
Statement/Prospectus.

         5.08     Miscellaneous Agreements and Consents.
                  -------------------------------------

                  (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective best efforts to take, or cause to be taken, all commercially reasonable actions, and to do, or cause to be done, all commercially reasonable things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective best efforts to take all commercially reasonable actions to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its best efforts to obtain consents of all third parties and Regulatory Authorities necessary or, in the opinion of Allegiant, desirable for the consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, no party shall be obligated to agree to a material restriction or condition in order to obtain such approvals and consents.

                  (b) Southside, prior to the Effective Time, shall (i) consult and cooperate with Allegiant regarding the implementation on or after the Effective Time of those policies and procedures established by Allegiant for the governance of Southside's Subsidiaries and not otherwise referenced in Section 5.05 hereof, including, without limitation, policies and procedures pertaining to the accounting, asset/liability management, audit, credit, human resources, treasury and legal functions, and (ii) at the reasonable request of Allegiant, conform on or after the Effective Time Southside's existing policies and procedures in respect of such matters to Allegiant's policies and procedures or, in the absence of any existing Southside policy or procedure regarding any such function, introduce Allegiant's policies or procedures in respect thereof, unless to do so would cause Southside or any of the Southside Subsidiaries to be in violation of any law, rule or regulation or requirement of any Regulatory Authority having jurisdiction over Southside and/or the Southside Subsidiary affected thereby.

         5.09     Employee Agreements and Benefits.
                  --------------------------------

                  (a) Following the Effective Time, Allegiant and Southside agree that they shall cause the Surviving Corporation to assume and honor in accordance with their terms all employment, severance, deferred compensation, split-dollar insurance and other compensation contracts set forth on Schedule 2.11(b) between
                                             ----------------
         Southside, any of the Southside Subsidiaries, and any current or former director, officer, employee or agent thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Southside Employee Plans.

                  (b) Subject to Sections 5.09(d) and 5.14, the provisions of the Southside Stock Plans and any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the Equity Securities of Southside or any of the Southside Subsidiaries shall be deleted and terminated as of the Effective Time.

                  (c) Allegiant and Southside agree that, except as set forth in Sections 5.09(b) and 5.09(d) hereof, the Southside Employee Plans shall not be terminated by reason of the Merger but shall continue thereafter as plans of the Surviving Corporation until such time as the employees of Southside and the Southside Subsidiaries are integrated into Surviving Corporation's employee benefit plans (which plans, to the extent practicable, shall be the same as Allegiant's employee benefit plans) available to other employees of Surviving Corporation, subject to the terms and conditions specified in such plans and to such changes therein as may be necessary to reflect the consummation of the Merger. Allegiant and Southside agree that Surviving Corporation shall take such steps as are necessary or required to integrate the employees of Southside and the Southside Subsidiaries into Surviving Corporation's employee benefit plans available to other employees of Surviving Corporation and its Subsidiaries as soon as practicable after the Effective Time, with (i) full credit for prior service with Southside or any of the Southside Subsidiaries for purposes of vesting and eligibility for participation and benefit allocation (but not benefit accruals under any defined benefit plan), and co-payments and deductibles, (ii) waiver of all waiting periods, evidence of insurability and pre-existing condition exclusions or penalties, (iii) full credit for claims arising prior to the Effective Time for purposes of deductibles, out-of-pocket maximums, benefit maximums and all other similar limitations for the applicable plan year in which the Merger is consummated, and (iv) full credit for vacation accrued by employees of Southside and the Southside Subsidiaries on or before the Effective Time. Allegiant and Southside agree that Surviving Corporation shall provide COBRA coverage for the periods and otherwise to the extent required by applicable law for employees and former employees of Southside and the Southside Subsidiaries (and their dependents and qualified beneficiaries) who are eligible for COBRA coverage under the group health plans of Southside and the Southside Subsidiaries. Allegiant and Southside agree that Surviving Corporation shall provide severance benefits for employees of Southside and the Southside Subsidiaries who terminate employment within six (6) months following the Effective Time equal to one week of salary for each year of service, vesting after three
         (3) years, not to exceed a total of ten (10) weeks of salary, and thereafter such employees shall receive the same severance benefits that Surviving Corporation provides to all other employees of Surviving Corporation and the Surviving Corporation Subsidiaries and shall receive credit for their years of service with Southside and the Southside Subsidiaries. Surviving Corporation shall not take any action which will adversely affect the participation of the employees of Southside and the Southside Subsidiaries in any
         Section 125 plan maintained by Southside and the Southside Subsidiaries during the calendar year in which the Closing occurs.

                  (d) Prior to the Effective Time, Southside shall split the Southside Employee Stock Ownership Plan with 401(k) Provisions (the "KSOP") into two plans, one plan to consist of the employee stock ownership plan portion of the KSOP (the "ESOP") and one plan to consist of the 401(k) portion of the KSOP (the "401(k)"). As of the Effective Time, the ESOP shall be terminated and immediately following the Effective Time each Acquisition Loan (as defined in the KSOP) shall be repaid in full with an amount of unallocated cash or shares of Surviving Corporation stock held in the ESOP having an aggregate fair market value equal to the unpaid balance of any such Loan at the time of payment. All ESOP accounts shall fully vest and be nonforfeitable as of the termination of the ESOP. Following the date of this Agreement, Southside shall amend the KSOP to provide for its division into two plans and for the termination of the ESOP consistent with the foregoing provisions, subject to Allegiant's review and consent, not to be unreasonably withheld.

                  As soon as practicable after the receipt of a favorable determination letter from the Internal Revenue Service ("IRS") as to the tax qualified status of the ESOP upon its termination under the Code (the "Final Determination Letter"), distributions of the benefits under the ESOP shall be made. From and after the date of this Agreement, in anticipation of such termination and distribution, Southside and its representatives before the Effective Time and Allegiant and Southside agree that Surviving Corporation and its representatives after the Effective Time shall use their best efforts to apply for and to obtain such favorable Final Determination Letter from the IRS.

         5.10     Press Releases. Except to the extent disclosure may be
                  --------------
required by applicable law, Southside and Allegiant shall consult with each other as to the form and substance of any proposed press release or other proposed public disclosure of matters related to this Agreement or any of the transactions contemplated hereby, and each party shall have the right to reasonably approve any proposed press release.

         5.11     State  Takeover  Statutes.  Southside and Allegiant  will
                  -------------------------
take all steps necessary to exempt the transactions contemplated by this Agreement from any applicable Missouri state takeover law.

         5.12     Directors' and Officers' Indemnification and Insurance.
                  ------------------------------------------------------

                  (a) Allegiant and Southside agree that the Merger shall not affect or diminish any of the duties and obligations of indemnification of Southside, Allegiant or any of their respective Subsidiaries existing as of the Effective Time in favor of employees, agents, directors or officers of Southside, Allegiant or any of their respective Subsidiaries arising by virtue of their respective Articles of Incorporation, charters or By-Laws in the form in effect at the date of this Agreement or arising by operation of law or arising by virtue of any contract, resolution or other agreement or document existing at the date of this Agreement, and Allegiant and Southside agree that Surviving Corporation shall continue such duties and obligations in full force and effect for so long as they would (but for the Merger) otherwise survive and continue in full force and effect. To the extent that Southside's or Allegiant's respective existing directors' and officers' liability insurance policy would provide coverage for any action or omission occurring prior to the Effective Time, Southside or Allegiant, as applicable, agrees to give proper notice to the insurance carrier and to Surviving Corporation of any potential claim thereunder so as to preserve Southside's or Allegiant's, as applicable, rights to such insurance coverage.

                  (b) After the Effective Time, Allegiant and Southside agree that Surviving Corporation will provide, or cause to be provided, such coverage to the officers and directors of Southside and the Southside Subsidiaries who shall continue as officers and directors of the Surviving Corporation and its Subsidiaries to the same extent that Allegiant provides or causes to be provided such coverage to the other officer and directors of Surviving Corporation and its Subsidiaries.

                  (c) For a period of six (6) years after the Effective Time, Allegiant and Southside agree that Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Southside covering past or future claims with respect to periods before the Effective Time (provided that Allegiant and Southside agree that Surviving Corporation may substitute therefor policies of comparable coverage with respect to claims arising from facts or events which occurred before the Effective Time); provided, however, that Surviving Corporation shall not be required to pay premiums for such insurance which exceed in the aggregate 150% of the last annual premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount. Prior to the Effective Time, Allegiant may request Southside to, and Southside shall, purchase insurance coverage, on such terms and conditions as shall be acceptable to Allegiant. Southside may purchase, as it deems necessary or appropriate, insurance coverage of directors and officers or a rider or endorsement to its existing policy, providing for coverage for securities laws claims and similar claims which could result from the transactions contemplated hereby; provided, however, any amount of such coverage in excess of $20,000 shall be counted against the 150% limit provided above and Allegiant shall have the opportunity to provide similar coverage through its insurance carrier if it is determined that such premiums will be lower than those available to Southside.

         5.13     Tax Matters.
                  -----------

                  (a) Prior to the Effective Time, each party shall cooperate with the other party and shall use its reasonable best efforts to cause the Merger to qualify as a reorganization under
         Section 368(a)(1)(A) of the Code, and will not take any action reasonably likely to cause the Merger not so to qualify. Allegiant and Southside agree that Surviving Corporation, for the benefit of the Southside shareholders, shall not take any action after the Effective Time that would cause the Merger not to so qualify.

                  (b) Each party shall cooperate with the other party and shall use its reasonable best efforts to obtain the opinion referred to in Section 6.02(e) and in connection therewith, each of Southside and Allegiant shall deliver to such counsel customary and reasonable representation letters in form and substance reasonably satisfactory to such counsel.

         5.14     Employee Stock Options.
                  ----------------------

                  (a) At the Effective Time, without any action on the part of any holder of any such option, each Southside Stock Option that is outstanding and unexercised immediately prior thereto shall cease to represent a right to acquire shares of Southside Common Stock and shall be converted automatically into an option to purchase shares of Surviving Corporation Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms of the Southside Stock Plan under which it was issued and the Southside Stock Option Agreement by which it is evidenced and the agreements evidencing grants thereunder, provided that all SouthSide Stock Options shall be exercisable throughout their stated terms regardless of any provisions therein pursuant to which they would otherwise terminate or expire at an earlier time due to the termination of employment of the holder thereof):

                           (i) The number of shares of Surviving Corporation Common Stock to be subject to each such Southside Stock Option shall be equal to the product of (A) the number of shares of Southside Common Stock purchasable upon exercise of the Southside Stock Option immediately prior to the Effective Time and (B) 1.39 (as such exchange ratio may be adjusted as provided herein), the product being rounded, if necessary, up or down, to the nearest whole share; provided, however, that each Southside Stock Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Time; and

                           (ii) The exercise price per share of Surviving Corporation Common Stock under the new option shall be equal to the exercise price per share of Southside Common Stock under the Southside Stock Option immediately prior to the Effective Time divided by 1.39 (as such exchange ratio may be adjusted as provided herein), provided that such exercise price shall be rounded to the nearest whole cent.

                  (b) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any such option, each option to purchase shares of Allegiant Common Stock (each, an "Allegiant Option") that is outstanding and unexercised immediately prior thereto shall be assumed by the Surviving Corporation and shall cease to represent the right to acquire shares of Allegiant Common Stock and shall be converted into an option to purchase shares of Surviving Corporation Common Stock, on the same terms and conditions as are in effect immediately prior to the Effective Time, except that all references to Allegiant shall be deemed to be references to the Surviving Corporation.

         5.15     Exemption from Liability under Section 16(b): Allegiant
                  -------------------------------------------------------
Insiders. Assuming that Allegiant delivers to Southside the Allegiant
--------
Section 16 Information (as defined below) in a timely fashion prior to the Effective Time, the board of directors of Southside, or a committee of Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter and in any event prior to the Effective Time adopt a resolution providing in substance that the receipt by the Allegiant Insiders (as defined below) of Surviving Corporation Common Stock in exchange for shares of Allegiant Common Stock, and of options to purchase shares of Surviving Corporation Common Stock upon conversion of options to purchase shares of Allegiant Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Allegiant Section 16 Information, are intended to be exempt from liability pursuant to Section

16(b) under the Exchange Act such that any such receipt shall be so exempt. "Allegiant Section 16 Information" shall mean information accurate in all respects regarding the Allegiant Insiders, the number of shares of Allegiant Common Stock held by each such Allegiant Insider and expected to be exchanged for Surviving Corporation Common Stock in the Merger, and the number and description of the options to purchase shares of Allegiant Common Stock held by each such Allegiant Insider and expected to be converted into options to purchase shares of Surviving Corporation Common Stock in connection with the Merger. "Allegiant Insiders" shall mean those officers and directors of Allegiant who are subject to the reporting requirements of
Section 16(a) of the Exchange Act and who are listed in the Allegiant
Section 16 Information.

         5.16     Exemption from Liability under Section 16(b): Southside
                  -------------------------------------------------------
Insiders. The board of directors of Southside, or a committee of
--------
Non-Employee Directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), may, as it deems necessary or advisable, adopt a resolution providing in substance that the receipt by the Southside Insiders (as defined below) of Surviving Corporation Common Stock in exchange for shares of Southside Common Stock, and of options to purchase shares of Surviving Corporation Common Stock upon conversion of options to purchase shares of Southside Common Stock, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Southside Section 16 Information, are intended to be exempt from liability pursuant to Section 16(b) under the Exchange Act such that any such receipt shall be so exempt. "Southside Section 16 Information" shall mean information accurate in all respects regarding the Southside Insiders, the number of shares of Southside Common Stock held by each such Southside Insider and expected to be exchanged for Surviving Corporation Common Stock in the Merger, and the number and description of the options to purchase shares of Southside Common Stock held by each such Southside Insider and expected to be converted into options to purchase shares of Surviving Corporation Common Stock in connection with the Merger. "Southside Insiders" shall mean those officers and directors of Southside who are subject to the reporting requirements of Section 16(a) of the Exchange Act and who are listed in the Southside Section 16 Information.

         5.17     No Negotiations. Allegiant covenants and agrees that, prior
                  ---------------
to the Effective Time, it will not enter into any negotiations, discussions, agreements, arrangements or understandings with First Banks regarding a possible transaction which would result in the disposition of any Southside Subsidiaries to First Banks.

                                 ARTICLE VI
                                 ----------
                                 CONDITIONS
                                 ----------

         6.01     Conditions to Each Party's Obligation To Effect the Merger.
                  ----------------------------------------------------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following conditions:

                  (a) Shareholder Approval. The approval of this Agreement,
                      --------------------
         the Merger and the transactions contemplated thereby shall have received the requisite vote of shareholders of Southside and Allegiant at the special meetings of shareholders or any adjournment thereof called pursuant to Section 5.03 hereof.

                  (b) Regulatory Approval. This Agreement and the
                      -------------------
         transactions contemplated hereby shall have been approved by the Federal Reserve Board and any other Regulatory Agencies whose approval is required for consummation of the transactions contemplated hereby and all requisite waiting periods imposed by the foregoing shall have expired.

                  (c) Effectiveness of Registration Statement.  The
                      ---------------------------------------
         Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

                  (d) No Judicial Prohibition.  Neither Southside nor
                      -------------------------
         Allegiant shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

         6.02     Conditions to Obligations of Southside. The obligations of
                  --------------------------------------
Southside to effect the Merger shall be subject to the fulfillment or waiver at or prior to the Effective Time of the following additional conditions:

                  (a) Representations and Warranties. The representations
                      ------------------------------
         and warranties of Allegiant set forth in Article III of this Agreement (subject to the standard set forth in Section 1.17(b)) shall be true and correct as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specified date or period, and (ii) for the effect of transactions contemplated by this Agreement), and Southside shall have received a certificate of any authorized officer of Allegiant, signing solely in his capacity as an officer of Allegiant, to such effect.

                  (b) Performance of Obligations. Allegiant shall have
                      --------------------------
         performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Southside shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Allegiant, signing solely in their capacities as officers of Allegiant, to such effect.

                  (c) Permits, Authorizations, etc. Allegiant shall have
                      -----------------------------
         obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation of the Merger.

                  (d) No Material Adverse Effect.  Since the date of this
                      --------------------------
         Agreement, there shall have been no Material Adverse Effect on Allegiant and its Subsidiaries, taken as a whole.

                  (e) Tax Opinion of Allegiant's Counsel. Southside shall
                      ----------------------------------
         have received an opinion of counsel to Allegiant which provides that it may be relied upon by the shareholders of Southside, in form and substance reasonably satisfactory to Southside, on the basis of relevant facts, the representations referred to in Section
         5.13 and reasonable assumptions set forth in such opinion, dated as of the date of the Effective Time, to the effect that (i) the Merger will qualify for federal income tax purposes as a reorganization under Section 368(a)(1)(A) of the Code, (ii) both Southside and Allegiant are each parties to the reorganization within the meaning of Section 368 of the Code,
         (iii) no gain or loss will be recognized by Southside as a result of the Merger, and (iv) no gain or loss will be recognized by the shareholders of Southside who exchange all of their Southside Common Stock solely for Allegiant Common Stock pursuant to the Merger (except with respect to cash received pursuant to a Cash Distribution or a Combination Distribution, the exercise of Dissenters Rights or in lieu of a fractional share interest in Allegiant Common Stock).

                  (f) Election of Designees. Surviving Corporation's Board
                      ---------------------
         of Directors shall have elected the designees of Southside to Surviving Corporation's Board of Directors pursuant to Section 1.06.

                  (g) Reaffirmation of Opinion. Southside shall have
                      ------------------------
         received, on or shortly before the date of the mailing of the Joint Proxy Statement/Prospectus, from its investment banker, Stifel, Nicolaus & Company, Incorporated, the reaffirmation of the opinion of such investment banker, originally rendered and delivered to Southside at the meeting of the Board of Directors of Southside at which this Agreement was approved by such Board of Directors, to the effect that the transactions contemplated by this Agreement, including the Merger, are fair to Southside and its shareholders from a financial point of view.

         6.03     Conditions to Obligations of Allegiant. The obligations of
                  --------------------------------------
Allegiant to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following additional conditions:

                  (a) Representations and Warranties. The representations
                      ------------------------------
         and warranties of Southside set forth in Article II of this Agreement (subject to the standard set forth in Section 1.17(b)) shall be true and correct as of the date of this Agreement and as of the Effective Time (as though made on and as of the Effective Time, except (i) to the extent such representations and warranties are by their express provisions made as of a specific date or period, and (ii) for the effect of transactions contemplated by this Agreement) and Allegiant shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Southside, signing solely in their capacities as officers of Southside, to such effect.

                  (b) Performance of Obligations. Southside shall have
                      --------------------------
         performed in all material respects all obligations required to be performed by it under this Agreement prior to the Effective Time, and Allegiant shall have received a certificate of the Chief Executive Officer and Chief Financial Officer, signing solely in their capacities as officers of Southside, to that effect.

                  (c) Permits, Authorizations, etc. Southside shall have
                      -----------------------------
         obtained any and all material permits, authorizations, consents, waivers and approvals required for the lawful consummation by it of the Merger.

                  (d) No Material Adverse Effect. Since the date of this
                      --------------------------
         Agreement, there shall have been no Material Adverse Effect on Southside and the Southside Subsidiaries, taken as a whole.

                  (e) Reaffirmation of Opinion. Allegiant shall have
                      ------------------------
         received, on or shortly before the date of the mailing of the Joint Proxy Statement/Prospectus, from its investment banker, Legg Mason Wood Walker, Incorporated, the reaffirmation of the opinion of such investment banker, originally rendered and delivered to Allegiant at the meeting of the Board of Directors of Allegiant at which this Agreement was approved by such Board of Directors, to the effect that the transactions contemplated by this Agreement, including the Merger, are fair to Allegiant and its shareholders from a financial point of view.


                                 ARTICLE VII
                                 -----------
                      TERMINATION, AMENDMENT AND WAIVER
                      ---------------------------------

         7.01     Termination. This Agreement may be terminated at any time
                  -----------
prior to the Closing Date, whether before or after approval by the shareholders of Southside, only:

                  (a) by mutual written consent by the Board of Directors of Allegiant and by the Board of Directors of Southside;

                  (b) by the Board of Directors of Allegiant or the Board of Directors of Southside at any time after March 31, 2002, if the Merger shall not theretofore have been consummated (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein);

                  (c) by the Board of Directors of Allegiant or the Board of Directors of Southside if (i) the Federal Reserve Board or any other federal and/or state Regulatory Authority whose approval is required for the consummation of the transactions contemplated hereby has denied approval of the Merger and such denial has become final and nonappealable, (ii) the shareholders of Southside shall not have approved this Agreement at the meeting referred to in
         Section 5.03(a) or at any adjournment thereof, or (iii) the shareholders of Allegiant shall not have approved this Agreement at the meeting referred to in Section 5.03(b) or at any adjournment thereof;

                  (d) by the Board of Directors of Southside, in the event
         (i) of a breach by Allegiant of any representation or warranty of Allegiant contained herein (subject to the standard set forth in Section 1.17(b)) or a material volitional breach by Allegiant of any covenant or agreement to Southside contained herein, which breach of representation, warranty, covenant or agreement is not cured within 30 days after written notice thereof is given to Allegiant by Southside or is not waived by Southside during such period, or (ii) any of the conditions set forth in Sections 6.01 or
         6.02 hereof shall have become incapable of fulfillment;

                  (e) by the Board of Directors of Allegiant, in the event
         (i) of a breach by Southside of any representation or warranty of Southside contained herein (subject to the standard set forth in Section 1.17(b)) or a material volitional breach by Southside of any covenant or agreement to Allegiant contained herein, which breach of representation, warranty, covenant or agreement is not cured within 30 days after written notice thereof is given to Southside by Allegiant or is not waived by Allegiant during such period, or (ii) any of the conditions set forth in Sections 6.01 or
         6.03 hereof shall have become incapable of fulfillment;

                  (f) by Allegiant, (i) if there shall have occurred an adverse change in the Southside Recommendation (or the Board of Directors of Southside have resolved to take such action); (ii) if there shall have occurred a material breach of Section 4.03 by Southside or any of its officers, directors, employees, advisors or agents, including, without limitation, by failing to promptly notify Allegiant as required thereunder; (iii) Southside shall have failed to include in the Joint Proxy Statement/Prospectus the recommendation of the Board of Directors of Southside in favor of the adoption and approval of this Agreement and the approval of the Merger; (iv) the Board of Directors of Southside shall have approved, endorsed or recommended any Acquisition Proposal of Southside; (v) a tender or exchange offer relating to securities of Southside shall have been commenced and Southside shall not have sent to its shareholders, within ten (10) business days after the commencement of such tender or exchange offer, a statement disclosing that Southside recommends rejection of such tender or exchange offer; or (vi) Southside or Southside's Board of Directors or any committee thereof shall have resolved to do or permit any of the foregoing;

                  (g) by Southside, pursuant to the provisions of Section 4.03(b), provided that it has complied with all provisions thereof, including the notice provisions therein, and that it complies with applicable requirements relating to the payment (including the timing of any payment) of the Southside Termination Fee (provided in no event shall Southside be required to pay the Southside Termination Fee under more than one provision of this Agreement);

                  (h) by Southside in the event that, immediately prior to the Effective Time, Allegiant shall not have delivered to the Exchange Agent pursuant to Section 1.09(a) hereof, cash, in immediately available funds, equal to the aggregate Cash
         Distribution; and

                  (i) by Southside if the holders of 10% or more of the outstanding shares of Southside Common Stock shall, as of the time immediately after the Southside shareholders' meeting held pursuant to Section 5.03(a), have taken all actions then required under Missouri law to exercise and perfect their dissenter's rights.

The party desiring to terminate this Agreement pursuant to the preceding paragraph (b), (c), (d), (e), (f), (g), (h) or (i) shall give written notice of such termination to the other parties hereto in accordance with Section
8.09 below.

         7.02     Effect of Termination.
                  ---------------------

                  (a) In the event of termination of this Agreement as provided in Section 7.01 above, this Agreement shall forthwith become void and there shall be no liability on the part of Allegiant or Southside or their respective officers or directors except as set forth in the second sentence of Section 5.01 and in Sections 5.07, 7.02(b) and 7.02(c) which obligations shall survive such termination.

                  (b) In the event that (A) an Acquisition Proposal shall have been made known to Southside or any of the Southside Subsidiaries or has been made directly to holders of Southside Common Stock generally or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and such Acquisition Proposal or announced intention shall not have been withdrawn and thereafter this Agreement is terminated by any party pursuant to Section 7.01(b), or (B) this Agreement is terminated by (x) Southside pursuant to Section 7.01(g), or (y) by Allegiant pursuant to Section 7.01(e)(i) or 7.01(f), then Southside shall promptly, but in no event later than two (2) days after the date of such termination, pay Allegiant a fee equal to the greater of 5% of the aggregate value of the Merger Consideration (determined as of the date of such termination) and $5 million (the "Southside Termination Fee"), payable by wire transfer of same day funds. Anything to the contrary in this Agreement notwithstanding, the Southside Termination Fee shall be the only liability that Southside shall have to Allegiant in the event that this Agreement is terminated under the circumstances described in this Section 7.02(b). Southside acknowledges that the agreements contained in this 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Allegiant would not enter into this Agreement; accordingly, if Southside fails to promptly pay any amount due pursuant to this Section 7.02, and in order to obtain such payment, Allegiant commences a suit which results in a judgment against Southside for the Southside Termination Fee, Southside shall also pay to Allegiant its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Southside Termination Fee at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made.

                  (c) In the event that this Agreement is terminated (x) by Southside pursuant to Section 7.01(d)(i) or Section 7.01(h), (y) by Allegiant or Southside pursuant to Section 7.01(c)(iii) or (z) by Allegiant pursuant to Section 7.01(b) or 7.01(e)(ii) or Southside pursuant to Section 7.01(d)(ii) (provided, for purposes of this clause (z), only if such termination is a result of failure to fulfill the condition with respect to Allegiant shareholder approval in Section 6.01(a)), then Allegiant shall promptly, but in no event later than two (2) days after the date of such termination, pay Southside a fee equal to the greater of 5% of the aggregate value of the Merger Consideration (determined as of the date of such termination) and $5 million (the "Allegiant
         Termination Fee"), payable by wire transfer of same day funds. Anything to the contrary in this Agreement notwithstanding, the Allegiant Termination Fee shall be the only liability that Allegiant shall have to Southside in the event that this Agreement is terminated under the circumstances described in this Section 7.02(c). Allegiant acknowledges that the agreements contained in this 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Southside would not enter into this Agreement; accordingly, if Allegiant fails to promptly pay any amount due pursuant to this Section 7.02, and in order to obtain such payment, Southside commences a suit which results in a judgment against Allegiant for the Allegiant Termination Fee, Allegiant shall also pay to Southside its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the amount of the Allegiant Termination Fee at the prime rate of Bank of America, N.A. in effect on the date such payment was required to be made.

         7.03     Amendment. This Agreement, the Exhibits and the Schedules
                  ---------
hereto may be amended by the parties hereto, by action taken by or on behalf of the respective Boards of Directors of Allegiant and Southside, at any time before or after approval of this Agreement by the shareholders of Southside; provided, however, that after any such approval by the shareholders of Southside no such modification shall (A) alter or change the amount of Merger Consideration to be received by holders of Southside Common Stock as provided in this Agreement or (B) adversely affect the tax treatment to holders of Southside Common Stock as a result of the receipt of the Merger Consideration; and provided, further, however, that after any such approval by the shareholders of Allegiant no such modification shall
(A) alter or change the amount of Merger Consideration to be received by holders of Allegiant Common Stock as provided in this Agreement or (B) adversely affect the tax treatment to holders of Allegiant Common Stock as a result of the receipt of the Merger Consideration. This Agreement, the Exhibits and the Schedules hereto may not be amended except by an instrument in writing signed on behalf of each of Allegiant and Southside.

         7.04     Waiver. Any term, condition or provision of this Agreement
                  ------
may be waived in writing at any time by the party which is, or whose shareholders or stockholders, as the case may be, are, entitled to the benefits thereof.


                                ARTICLE VIII
                                ------------
                             GENERAL PROVISIONS
                             ------------------

         8.01     Non-Survival of Representations, Warranties and Agreements.
                  ----------------------------------------------------------
No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below, all representations, warranties and agreements in this Agreement of Allegiant and Southside or in any instrument delivered by Allegiant or Southside pursuant to or in connection with this Agreement shall expire at the Effective Time. In the event of consummation of the Merger, the agreements contained in or referred to in Sections 1.04-1.13, 5.07, 5.09, 5.12, 5.13(a), 5.14, 8.01 and 8.02 shall survive the Effective Time.

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

         8.02     Indemnification.
                  ---------------

                  (a) Allegiant and Southside shall, and Allegiant and Southside agree that Surviving Corporation shall (hereinafter, in such capacity being referred to as the "Indemnifying Party") agree to indemnify and hold harmless each other and their officers, directors and controlling persons (each such other party being hereinafter referred to, individually and/or collectively, as the "Indemnified Party") against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Party may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof): (i) arise primarily out of any information furnished by the Indemnifying Party and included in the Registration Statement as originally filed or in any amendment therefor and supplement thereof, or in the Joint Proxy Statement/Prospectus, or in any amendment therefor or supplement thereof, or are based primarily upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment therefor and supplement thereof, or in the Joint Proxy Statement/Prospectus, or in any amendment therefor or supplement thereof, and provided for inclusion thereof by the Indemnifying Party or (ii) arise primarily out of or are based primarily upon the omission or alleged omission by the Indemnifying Party in supplying information to be included in the Registration Statement as originally filed or in any amendment therefor and supplement thereof, or in the Joint Proxy Statement/Prospectus, or in any amendment therefor and supplement thereof, a material fact required to be stated therein or necessary to make the statements made therein not misleading, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, no Indemnified Party shall be entitled to be indemnified or held harmless hereunder for such party's gross negligence or willful misconduct.

                  (b) Allegiant and Southside agree that Surviving Corporation agrees to indemnify and hold harmless each shareholder of Southside who is a shareholder at the Effective Time for any federal, state or local income tax (including interest, additions to tax, and penalties) that is assessed or otherwise becomes due and owing with respect to Surviving Corporation Common Stock received by such shareholder of Southside with respect to Stock Election Shares or the Stock Distribution portion of Combination Election Shares pursuant to the Merger to the extent that the receipt by such shareholder of such Surviving Corporation Common Stock in the Merger is taxable to such shareholder with respect to the receipt by such shareholder of Stock Election Shares or the Stock Distribution portion of Combination Election Shares for federal, state or local income tax purposes (a "Tax Loss"). In the case of any Tax Loss that is indemnifiable pursuant to this Section 8.02(b), the amount that shall be paid by Surviving Corporation pursuant to the foregoing provisions of this Section 8.02(b) (the "Amount") shall be increased, in addition to the Amount, by an additional cash payment (the "Additional Payment") sufficient to put the recipient shareholder in the position such that the Amount plus the Additional Payment shall, after deduction of all net income and other taxes required to be paid by such shareholder in respect of the receipt of the Amount and the

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

         Additional Payment (taking into account any allowable credits or deductions arising therefrom), be equal to the Amount (such increase being deemed to mean that the Amount is paid on an "After-Tax Basis"). Such calculations shall be made with respect to all such income taxes on the assumption that the recipient is subject to net income taxation at the highest applicable federal, state and local combined marginal income tax rate (the "Combined Tax Rate").

         If as a result of a Tax Loss occurring with respect to any taxable year under circumstances that require Surviving Corporation to make any payments described in this Section 8.02(b) with respect to such Tax Loss, any shareholder entitled to such payments shall recognize with respect to any taxable year in which such Tax Loss occurs or any subsequent year ending within three (3) years after the Effective Time any deduction, loss, credit, increased loss or reduced gain as a result of an increase in adjusted basis of the Surviving Corporation shares received pursuant to the Merger or other benefit that would not otherwise have been recognized but for such Tax Loss, such benefit shall either be taken into account in determining the amount payable to such shareholder pursuant to this
         Section 8.02(b), or to the extent such benefit was not so taken into account at the time the Amounts and Additional Amounts were paid pursuant to this Section 8.02(b) and if such benefits are recognized and taken into account in a year subsequent to a year with respect to which the Tax Loss occurs, but within three (3) years thereof, then such shareholder shall pay to Surviving Corporation (without adjustment for time value of money) an amount equal on an After-Tax Basis to the sum of (i) the reduction in federal, state and local income taxes, if any (computed on the assumption that such taxes are paid at the Combined Tax Rate), recognized by such shareholder attributable to any Tax Loss previously indemnified by Surviving Corporation hereunder and (ii) the reduction in federal, state and local income taxes realized by such shareholder as a direct result of any payment pursuant to this sentence.

         If the IRS proposes in writing in a 30-day letter or notice of deficiency an adjustment which may result in a Tax Loss, such affected shareholder shall, within sixty (60) days of its receipt, notify Surviving Corporation in writing of such adjustment and any reason stated therefor and of all action taken or proposed to be taken by the IRS and the proposed date for the commencement of such action (it being understood, however, that a defective notice shall not be cause for Surviving Corporation not to make any payment hereunder unless Surviving Corporation is actually prejudiced thereby). If Surviving Corporation shall request in writing within thirty (30) days after the date of such notification of Surviving Corporation that such matter be contested, the shareholder, at Surviving Corporation's sole cost and expense, shall be obligated to contest such proposed adjustment, including in any appropriate court of law (provided, however, that such shareholder shall not be obligated to appeal any adverse determination to the United States Supreme Court) and such shareholder and its counsel (who shall be selected at the sole discretion of Surviving Corporation) shall consult in good faith with Surviving Corporation regarding the conduct of such contest; provided, however, if there are issues being contested with the IRS in addition to the one giving rise to the Tax Loss, the shareholder may retain counsel of his choice. Counsel selected by such shareholder and counsel selected by Surviving Corporation shall cooperate in contesting the merger;



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
         provided, further, that such shareholder shall not settle or otherwise compromise any such issue giving rise to any Tax Loss without the prior written consent of Surviving Corporation, if the effect of such settlement or compromise would be to impose liability on Surviving Corporation hereunder. Otherwise, any Amount and Additional Payment payable to any shareholder in the event of an unfavorable resolution of a contest shall be payable no sooner than ten (10) days after the Final Determination (as hereinafter defined) with respect to such contest.

         Any Amount and Additional Amount payable to any shareholder hereunder shall be paid no later than thirty (30) days after receipt of a written demand therefor from such shareholder, setting forth in detail the computation of such amount, but such payment shall not be due prior to the earlier of (i) the date such shareholder would pay additional income taxes on account of such Tax Loss (including any estimated taxes with respect thereto) or
         (ii) the date such shareholder shall suffer a reduction in the amount of any refund of income taxes that the shareholder would have been entitled to receive but for such Tax Loss.

         "Final Determination" with respect to a Tax Loss shall mean the earlier of (i) a decision, judgment, decree or other order by any court of competent jurisdiction, which decision, judgment, decree or other order has become final (e.g., when all allowable appeals thereof have been exhausted by either party to the action or the time for filing such appeal has expired) or the acceptance of the terms of an administrative determination if Surviving Corporation consents in writing to such acceptance, or (ii) the date of execution of a closing agreement entered into under Section 7121 of the Code or any other settlement agreement entered into in connection with an administrative or judicial proceeding.

         Notwithstanding the foregoing, Surviving Corporation shall not indemnify any shareholder pursuant to this Section 8.02(b) to the extent that the Tax Loss is attributable, in whole or in part, to
         (i) any change in statute, code, ordinance or regulation occurring after the Effective Time which causes a Tax Loss, (ii) any failure by any shareholder to report the Merger in accordance with the intended treatment under this Agreement as a transaction under
         Section 368(a)(1)(A) of the Code, (iii) a knowing failure by a shareholder to take reasonable action or to furnish reasonable cooperation to Surviving Corporation which prevents Allegiant from diligently fulfilling its obligations under this Section 8.02(b),
         (iv) any knowing and material written misrepresentation made by Southside or any officer or employee thereof to Surviving Corporation's counsel in connection with the rendering of the tax opinion contemplated by Section 6.02(e) hereof or (v) any material breach by Southside or any Southside Subsidiary of its representation and warranty under Section 2.24 hereof.

         8.03     No Assignment; Successors and Assigns. This Agreement shall
                  -------------------------------------
be binding upon and inure to the benefit of the parties hereto and their respective successors (including any corporation deemed to be a successor corporation of any of the parties by operation of law) and assigns, but neither this Agreement nor any right or obligation set forth in any provision hereof may be transferred or assigned (except by operation of law) by any party hereto without the prior


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
written consent of the other party, and any purported transfer or assignment in violation of this Section 8.03 shall be void and of no effect. Surviving Corporation shall be deemed to be a successor to Allegiant and Southside hereunder. There shall not be any third party beneficiaries of any provisions hereof except for Sections 1.06, 1.08, 1.09, 1.10, 5.09, 5.12, 5.13, 5.14 and
8.02 which may be enforced against Allegiant or Southside, as the case may be, by the parties therein identified or described.

         8.04     Severability. Nothing in this Agreement shall be construed to
                  ------------
require any party (or any subsidiary of a party) to take any action or fail to take any action in violation of any applicable law, rule or regulation. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

         8.05     No Implied Waiver. No failure or delay on the part of any
                  -----------------
party hereto to exercise any right, power or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

         8.06     Headings. Article, section, subsection and paragraph titles,
                  --------
captions and headings herein are inserted only as a matter of convenience and for reference, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision hereof.

         8.07     Entire Agreement. This Agreement and the Schedules and
                  ----------------
Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations, warranties, commitments, offers, letters of interest or intent, proposal letters, contracts, writings or other agreements or understandings with respect thereto. No waiver, and no modification or amendment, of any provision of this Agreement, shall be effective unless specifically made in writing and duly signed by all parties thereto.

         8.08     Counterparts. This Agreement may be executed in one or more
                  ------------
counterparts, and any party to this Agreement may execute and deliver this Agreement by executing and delivering any of such counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

         8.09     Notices. All notices, requests, demands, claims or other
                  -------
communications hereunder shall be in writing and shall be deemed to be duly received (a) on the date given if delivered personally or by cable, telegram, telex or facsimile or (b) on the date received if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):




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

                           (i)      if to Southside:

                                    Southside Bancshares Corp.
                                    3606 Gravois Avenue
                                    St. Louis, Missouri 63116
                                    Attention:  Thomas M. Teschner
                                    Facsimile:  314-776-2332

                                    Copy to:
                                    Lewis, Rice & Fingersh, L.C.
                                    500 N. Broadway
                                    St. Louis, Missouri 63102
                                    Attention:  John K. Pruellage
                                    Facsimile:  314-241-6056

                           (ii)     if to Allegiant

                                    Allegiant Bancorp, Inc.
                                    2122 Kratky Road
                                    St. Louis, Missouri 63114
                                    Attention:  Shaun R. Hayes
                                    Facsimile:  (314) 692-8500

                                    Copy to:
                                    Thompson Coburn, LLP
                                    One Firstar Plaza
                                    St. Louis, Missouri 63101
                                    Attention:  Thomas A. Litz
                                    Facsimile:  (314) 552-7000

         8.10     Governing Law. This Agreement shall be governed by and
                  --------------
controlled as to validity, enforcement, interpretation, effect and in all other respects by the internal laws of the State of Missouri applicable to contracts made in that state.

                          *          *            *
                [Remainder of page intentionally left blank.]




                                   - 67 -

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



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be affixed hereto, all as of the date first written above.

Attest:                                     SOUTHSIDE BANCSHARES CORP.



                                            By
------------------------------------          ----------------------------------
Name:                                       Name:
     -------------------------------             -------------------------------
                                            Title:
                                                  ------------------------------


Attest:                                     ALLEGIANT BANCORP, INC.



                                            By
------------------------------------          ----------------------------------
Name:                                       Name:
     -------------------------------             -------------------------------
                                            Title:
                                                  ------------------------------

                                 APPENDIX I
                                 ----------

The following terms are defined in the following sections:

Term:                                                                                     Section
----                                                                                      -------
401(k)......................................................................................5.09(d)
AB..........................................................................................3.02(b)
Accumulated Funding Deficiency..............................................................2.19(c)
Acquisition Proposal........................................................................4.03(a)
Additional Payment..........................................................................8.02
After-Tax Basis.............................................................................8.02(b)
Agreement...................................................................................Recitals
Allegiant Common Stock......................................................................1.07(b)
Allegiant Employee Stock Options............................................................1.08(d)
Allegiant Employee/Director Stock Grants....................................................3.03
Allegiant Financial Statements..............................................................3.05(b)
Allegiant Insiders..........................................................................5.15
Allegiant Merger Consideration..............................................................1.07(b)
Allegiant Option............................................................................5.14(b)
Allegiant Property..........................................................................3.12(c)
Allegiant Reports...........................................................................3.06
Allegiant Returns...........................................................................3.08
Allegiant Section 16 Information............................................................5.15
Allegiant Subsidiary/Subsidiaries...........................................................3.02(a)
Allegiant Termination Fee...................................................................7.02(c)
Allegiant Voting Agreement/Agreements.......................................................Recitals
Allegiant...................................................................................Recitals
Amount......................................................................................8.02(b)
Approval Date...............................................................................1.03
Associate...................................................................................2.17
Best Knowledge..............................................................................1.16
BHCA........................................................................................Recitals
Cash Distribution...........................................................................1.07(a)(i)
Cash Election Shares........................................................................1.08(b)
Certificates................................................................................1.08(a)
Closing Date................................................................................1.02
Closing.....................................................................................1.02
Code........................................................................................2.19(b)
Combined Distribution.......................................................................1.07(a)(iii)
Combined Election Shares....................................................................1.08(b)
Combined Tax Rate...........................................................................8.02(b)
Disclosure Schedule.........................................................................1.17(a)
Dissenting Shares...........................................................................1.11(a)
Doubtful....................................................................................2.11(f)
Effective Time..............................................................................1.03



                                    - 2 -

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

Election Deadline...........................................................................1.08(c)
Election Form...............................................................................1.08(a)
Equity Securities...........................................................................2.02(a)
ERISA.......................................................................................2.15(b)
ESOP........................................................................................5.09(d)
Excess Shares...............................................................................1.08(f)(ii)
Exchange Act................................................................................2.04(c)
Exchange Agent..............................................................................1.08(a)
FDI Act.....................................................................................2.02(b)
FDIC........................................................................................2.02(b)
Federal Reserve Board.......................................................................2.01
FHLB........................................................................................2.11(b)(v)
Final Determination Letter..................................................................5.09
Final Determination.........................................................................8.02
First Banks.................................................................................3.19
GAAP........................................................................................2.05(b)
Indemnified Party...........................................................................8.02(a)
Indemnifying Party..........................................................................8.02(a)
Insurance...................................................................................2.11(c); 3.09(c)
Investment Plan.............................................................................3.03
IRS.........................................................................................5.09(d)
Joint Proxy Statement/Prospectus............................................................2.22
Knowledge...................................................................................1.16
KSOP........................................................................................5.09(d)
Leased Real Property........................................................................2.08(a)
Lender Liability............................................................................2.11(f)
Lend to.....................................................................................4.02(f)
Lien........................................................................................2.02(a)
Loans.......................................................................................2.11(f); 3.09(f)
Loss........................................................................................2.11(f)
Material Adverse Effect.....................................................................1.15
Merger Consideration .......................................................................1.07(b)
Merger......................................................................................Recitals
Missouri Statute............................................................................1.01
Multiemployer Plan..........................................................................2.19(c)
No Election Shares..........................................................................1.08(c)
Non-Performing Assets.......................................................................2.18(d)
Owned Real Property.........................................................................2.08(a)
Pension Plans...............................................................................2.19(c)
Plan of Reorganization......................................................................1.14
Pre-Existing Facility.......................................................................4.02(f)
Prohibited Transaction......................................................................2.19(c)
Qualified...................................................................................2.19(c)
Real Property...............................................................................2.08(a)
Registration Statement......................................................................1.08(a)
Regulatory Authorities/Authority............................................................2.06



                                    - 3 -


Required Documentation......................................................................1.09(c)
Reportable Events...........................................................................2.19(c)
Rights......................................................................................1.07(a)
SEC.........................................................................................1.07(c)
Securities Act..............................................................................2.04(c)
Service.....................................................................................8.02
Significant Event...........................................................................4.01
SNB.........................................................................................2.02(b)
Southside Common Stock......................................................................1.07(a)
Southside Employee Plans....................................................................2.19(a)
Southside Employee Stock Options............................................................2.03
Southside Financial Statements..............................................................2.05(b)
Southside Insiders..........................................................................5.6
Southside Merger Consideration..............................................................1.07(a)(iii)
Southside Property..........................................................................2.15(c)
Southside Reports...........................................................................2.06
Southside Returns...........................................................................2.09
Southside Rights Agreement..................................................................1.07(a)
Southside Section 16 Information............................................................5.16
Southside Shareholder List..................................................................1.12(b)
Southside Stock Plans.......................................................................2.03
Southside Subsidiary/Subsidiaries...........................................................2.02(a)
Southside Termination Fee...................................................................7.02(b)
Southside Voting Agreement/Agreements.......................................................Recitals
Southside...................................................................................Recitals
Stock Conversion Number.....................................................................1.08(f)(ii)
Stock Distribution..........................................................................1.07(a)(ii)
Stock Election Shares.......................................................................1.08(b)
Subsidiaries................................................................................1.07(c)
Superior Proposal ..........................................................................4.03(b)
Surviving Corporation Common Stock..........................................................1.07(a)(ii)
Surviving Corporation.......................................................................1.01
Tax Loss....................................................................................8.02(b)
Toxic Substance.............................................................................2.08(g)
Voting Agreements ..........................................................................Recitals



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